                          Consent to Construction

     The undersigned are the Landlords under the Master Lease and the Master Ground Lease as such Landlord's are further defined in the Lease by and between Heritage Oaks Bank as Tenant and Great Western Bank as Landlord dated as of June 26, 1997.

     The Tenant is desirous of improving the premises pursuant to the plans attached hereto and made as part hereof and is seeking the Landlord's approval.

     The plans are further described as:

                 Sheet SP dated as of 5/ /97; Job No. 97-116
                 Sheet A1 dated as of 5/ /97; Job No. 97-116
                 Sheet A2 dated as of 5/ /97; Job No. 97-116
                 A fourth untitled sheet referencing certain specifications

     The Landlords hereby grant their respective consents to the construction with the following conditions:

1. All work shall be performed in accordance with the Lease, including, without limitation, compliance with all governmental and quasi-governmental requirements.

2.  All work shall be performed utilizing professional tradesmen.

3. The contractor performing such work shall be duly licensed and shall maintain insurance in the amounts specified in the Lease and Master Ground Lease. Contractor shall require that its insurance name Landlord and Master Ground Lessor as additional insured.

4. Landlord and Master Ground Lessor shall, at their discretion, post Notices of Non-Responsibility upon the premises.

APPROVED


     LANDLORD                              MASTER GROUND LESSOR

     /s/ Sharon H. Driben                  By /s/ Mary L. Schlachter
     ------------------------                -----------------------
     Sharon Driben                         Its Sr. Vice President
     Regional Vice President                  -----------------------

                                 SUBLEASE

     This Sublease is executed as of June 26, 1997, by and between Heritage Oaks Bank, a California corporation (the "Sublessor"), whose address is 545 12th Street, Paso Robles, California 93446 and Blakeslee & Blakeslee, a California corporation (the "Sublessee"), whose address is 1110 California Boulevard, San Luis Obispo, California 93401.

                                 RECITALS

     Great Western Bank, a federal savings bank, as Landlord, and Heritage Oaks Bank, as Tenant, executed a lease dated as of June 26, 1997 (the "Master Lease"), which is attached to this Sublease as Exhibit A and incorporated into this Sublease by this reference;

     By the terms of the Master Lease, the real property described in Paragraph 2 of the Master Lease was leased to Heritage Oaks Bank for a term of approximately 12 years ending on June 30, 2009, subject to earlier termination as provided in the Master Lease;

     Sublessor desires to sublease to Sublessee a portion of the property occupied by Sublessor under the terms of the Master Lease, and Sublessee desires to lease that property from Sublessor; and

     The Landlord under the Master Lease and the Master Ground Lessor shall consent to the terms of this Sublease by executing the "Consent of Lessors" provision at the end of this Sublease;

     THEREFORE, Sublessor and Sublessee agree as follows:

                    LEASING AND DESCRIPTION OF PROPERTY

     1. Subject to the terms, conditions, and covenants set forth in this Sublease, Sublessor hereby leases to Sublessee, and Sublessee hereby leases from Sublessor, a portion of the property located at 297 Madonna Road, San Luis Obispo, California, described on Exhibit B hereto (the "Subleased Premises').

                                TERM

     2. Sublessee shall pay to Sublessor as rent for the Subleased Premises a rental of an amount equal to a proportionate amount of all monetary obligations of Sublessor under the Master Lease (whether designated as rent or otherwise) which is equivalent to the proportionate amount of space subleased to Sublessee in the Premises which is the subject of the Master Lease, payable in advance on the first day of each calendar month during the term, according to the terms of the Master Lease. Rent shall be paid to Sublessor at 545 12th Street, Paso Robles, California 93446, or at any other place designated in writing by Sublessor. The installment rent payable for any portion of a calendar month shall be a pro rata portion of the installment payable for a full calendar month.

                               USE OF PREMISES

     4. Sublessee shall use the Subleased Premises for business office purposes and for financial and insurance services and product sales and for no other purpose.

                               QUIET ENJOYMENT

     5. Sublessor covenants that Sublessee shall be entitled to quiet enjoyment of the premises, provided that Sublessee complies with the terms of this Sublease.

                            CONDITION OF PREMISES

     6. Sublessee agrees that Sublessee's act of taking possession will be an acknowledgment that the Subleased Premises are in a tenantable and good condition. Sublessee will, at Sublessee's own expense, maintain the Subleased Premises in a thorough state of repair and in good and safe condition.

                         APPLICABILITY OF MASTER LEASE

     7. This Sublease is subject and subordinate to all of the terms and conditions of the Master Lease, and Master Ground Lease, which are incorporated herein by reference.

                                  ASSUMPTION

     8. Sublessee expressly assumes and agrees to perform and comply with all the obligations required to be kept or performed by the Tenant under the provisions of the Master Lease and the Master Ground Lease identified in Paragraph 7 of this Sublease, to the extent that they are applicable to the Subleased Premises, with the following exceptions: (1) the obligation and covenant to pay rent to the Landlord required by Paragraph 5 of the Master Lease shall be considered performed by Sublessee to the extent and in the amount rent is paid to Sublessor in accordance with Paragraph 3 of this Sublease.

                            OBLIGATIONS OF SUBLESSOR

     9. Sublessor does not assume the obligations required to be kept or performed by the Landlord under the Master Lease.

              ISSUANCE OF NONDISTURBANCE AGREEMENT AND ATTORNMENT

     10. If the Master Lease is terminated for any reason before the natural expiration of its term, the termination shall not terminate or affect the continuing validity of this Sublease, if the Landlord under the Master Lease has entered into a nondisturbance agreement with Sublessee. If Sublessee desires to enter into such an agreement, and agrees to assume the Master Lease for the entire space covered by the Master Lease (i.e., the space leased to Sublessor and the subleased space), Sublessee shall submit to Landlord a written request for a nondisturbance agreement, stating the reason or reasons it is desired and including a copy of this Sublease. The request must be submitted to Landlord at the following address: Attn. Lease Administration, 9200 Oakdale Avenue, Mail Stop N-11-45, Chatsworth, California 91311. Within 30 days after Landlord receives the request, Landlord shall arrange to enter into a nondisturbance agreement with Sublessee for the entire space covered by the Master Lease, as long as Sublessee's financial stability and condition has not suffered a material negative change from Sublessee's current financial condition. Among other things, that agreement shall provide that the following shall apply on termination of the Master Lease:

     (1) All Sublessor's interests under this Sublease shall be deemed automatically assigned, transferred, and conveyed to Landlord;

     (2) Landlord shall be bound on this Sublease to the same extent Sublessor was bound on it; provided, however, that any amendments to this Sublease made after Landlord and Sublessee enter into the nondisturbance agreement shall not be binding on Sublessor; and

     (3) Sublessee shall attorn to Landlord, provided that Sublessee shall be under no obligation to pay rent to Landlord until Sublessee receives written notice from Landlord that Landlord has succeeded to the interests of Sublessor under this Sublease.

     If Landlord does not enter into a nondisturbance agreement with Sublessee and the Master Lease is terminated for any reason before the natural expiration of its term, the following shall occur: this Sublease shall immediately terminate; after termination, Sublessor and Sublessee shall be released from all obligations under this Sublease; and, Sublessor shall refund to Sublessee any unearned rent paid in advance.

                       ASSIGNMENT OR SUBLEASE OF MASTER LEASE

     11. Notwithstanding anything to the contrary in the Master Lease, (a) Sublessor may assign or sublease all or the remaining portion of the Premises described in Paragraph 2 of the Master Lease to (i) Sublessee or (ii) an entity which purchases or acquires Sublessor so long as it operates financial institutions and is at least equal to Sublessor's financial strength and condition; without obtaining the further consent to said assignment or sublease by Landlord or the Master Ground Lessor, and (b) Sublessee may assign the Sublease or sublease the Subleased Premises to

(i) a person or entity which purchases or acquires 50% or more of Sublessee so long as it intends to engage in a similar business as Sublessee and is at least equal to Sublessee's financial strength and condition or (ii) a person or entity who subleases 15% or less of the Subleased Premises (such as an office) so long as no other portion of the subleased Premises are subleased at the same time and so long as said person or entity does not compete with the products or services of Sublessor. Paragraph 26(a) and (c) of the Master Lease shall not apply to an assignment or a sublease described hereinabove. In the event that Sublessor so elects, Sublessee shall at its own cost and expense modify the passageway between the Subleased Premises and the Sublessor's space to discourage customer access between spaces while allowing private access for employees and others to use the shared bathrooms. Further, the owners of Sublessee shall be allowed to transfer ownership interests to and among existing shareholders or family members of existing shareholders without obtaining the further consent to said transfers by Landlord, Master Ground Lessor, or Sublessor. In the event Sublessor is allowed to assign or sublease the premises occupied by it in a transaction other than a sale of the stock or assets of Sublessor, and elects to sublease said premises to a direct competitor of Sublessee, then in such event Sublessee shall have a right of first refusal to assume Sublessor's space under paragraph 10 above, which right of first refusal must be exercised by requesting same from Landlord within seven (7) days of receiving notice from Sublessor of its intention to assign or sublease the portion of the premises occupied by it as set forth above.

                            ATTORNEYS' FEES

     12. If any action or other proceeding arising out of this Sublease is commenced by either party to this Sublease concerning the subleased premises, then as between Sublessor and Sublessee, the prevailing party shall be entitled to receive from the other party, in addition to any other relief that may be granted, the reasonable attorneys' fees, costs, and expenses incurred in the action or other proceeding by the prevailing party.

     Executed at San Luis Obispo, California, as of the date specified in the first paragraph of this Sublease.

SUBLESSOR                          SUBLESSEE

/s/ Gwen R. Pelfrey                /s/ Sam Blakeslee
--------------------------         ------------------------------
By:  Gwen R. Pelfrey               By: Sam Blakeslee
Its: Executive Vice President      Its: Executive Vice President

                              CONSENT OF LESSORS

     The undersigned are the Landlords under the Master Lease and the Master Ground Lease described in the foregoing Sublease and hereby consent to the terms of the sublease of the premises described in this Sublease to Blakeslee & Blakeslee, subject to the conditions referenced below.

CONDITIONS TO APPROVAL:

1. Modifications to the premises, as referenced in paragraph 11 of the Sublease, will require Landlord's and Master Ground Lessor's prior written approval; which approval shall not be unreasonably withheld, delayed or conditioned.

    Sublessor shall provide Landlord with plans and specifications in sufficient detail to allow appropriate review, including, without limitation, mechanical, electrical and plumbing ("MEP") plans.

2. Notwithstanding paragraphs 10 and 11 of the Sublease, should Sublessee exercise any of its rights with respect to the Lease assumption, Landlord, in its sole and absolute discretion, may require, at a minimum, that the President and Executive Vice President of Blakeslee & Blakeslee personally guarantee the Lease upon its assumption thereof.

3. In the event that Blakeslee & Blakeslee assigns or further subleases its premises to a person or entity that acquires 50% or more of Sublessee, Landlord may, in its sole and absolute discretion, require that the principals of such acquiring concern personally guarantee the Lease, Sublease or Sub-sublease ("Transaction" or "Assigned Lease"), as the case may be.

    Sublessee shall be required to submit proof to Landlord that the principals of any acquiring party have personally guaranteed the Assigned Lease. In the event that a guarantee is not obtained, Landlord, in its sole and absolute discretion, may declare the Assigned Lease in default and may pursue all remedies associated with such default.

     In granting this consent, the undersigned do not waive any of their rights under the Master Lease or Master Ground Lease as to the Tenant or under the Sublease as to the Sublessee.

                                     LANDLORD:

                                     /s/ Sharon Driben
                                     ----------------------------------
                                     By: Sharon Driben
                                     Regional Vice President

                                     MASTER GROUND LESSOR

                                     MRP INSTITUTIONAL ASSOCIATES,
                                     AN Illinois general partnership
                                     By: URBAN RETAIL PROPERTIES CO., Agent
                                         LaBonney P. Taylor
                                     Its: Authorized Signatory

                            [GRAPHIC]

                             EXHIBIT B

EXHIBIT B- Breakdown of the building space between Heritage Oaks Bank and subleased space to Blakeslee and Blakeslee, along with the common shared space.

                           BANK BUILDING LEASE
                             TABLE OF CONTENTS

SECTION

     1.   Basic Lease Terms.....................................   1
     2.   Premises and Common Areas Leased......................   2
     3.   Term..................................................   2
     4.   Possession............................................   2
     5.   Rent..................................................   2
     6.   Rental Adjustment.....................................   3
     7.   Security Deposit......................................   3
     8.   Use...................................................   3
     9.   Notices...............................................   4
     10.  Brokers...............................................   4
     11.  Holding Over..........................................   4
     12.  Taxes on Tenant's Property............................   4
     13.  Condition of Premises.................................   5
     14.  Alterations...........................................   5
     15.  Repairs...............................................   5
     16.  Liens.................................................   6
     17.  Entry By Landlord.....................................   6
     18.  Utilities and Services................................   6
     19.  Bankruptcy ...........................................   6
     20.  Indemnification and Exculpation of Landlord...........   6
     21.  Damage to Tenant's Property...........................   7
     22.  Tenant's Insurance....................................   7
     23.  Damage or Destruction.................................   8
     24.  Eminent Domain........................................   9
     25.  Defaults and Remedies.................................  10
     26.  Assignment and Subletting.............................  11
     27.  Subordination.........................................  12
     28.  Estoppel Certificate..................................  12
     29.  Conflict of Laws......................................  13
     30.  Successors and Assigns................................  13
     31.  Surrender of Premises.................................  13
     32.  Professional Fees.....................................  13
     33.  Performance by Tenant.................................  13
     34.  Mortgagee Protection..................................  13
     35.  Definition of Landlord................................  14
     36.  Waiver................................................  14
     37.  Identification of Tenant..............................  14
     38.  Force Majeure.........................................  14
     39.  Terms and Headings....................................  15
     40.  Examination of Lease..................................  15
     41.  Time..................................................  15
     42.  Prior Agreement or Amendments.........................  15
     43.  Separability..........................................  15
     44.  Recording.............................................  15
     45.  Limitation on Liability...............................  15
     46.  Modification For Lender...............................  16
     47.  Financial Statements..................................  16
     48.  Quiet Enjoyment.......................................  16
     49.  Tenant as Corporation.................................  16
          Addendum to Lease.....................................

EXHIBITS

A    Outline of Floor Plan or Premises
B    Plot Map
C    Ground Lease
D    Definition of Fair Market Rental Rate

                                  BANK LEASE

                             1. BASIC LEASE TERMS.

a.   DATE OF LEASE EXECUTION: June 26, 1997

b.   TENANT: Heritage Oaks Bank, a California corporation
     Trade Name: Heritage Oaks Bank
     Address (leased Premises): 297 Madonna Road
                                San Luis Obispo, California 93405
     Address (For Notices): 545 12th Street
                            Paso Robles, CA 93405

c.   LANDLORD: Great Western Bank, a federal savings bank
     Address (For Notices):   9200 Oakdale Avenue,    Mail Stop N-11-45
                              Chatsworth, CA 91311    Attn: Lease Administration

d.   PREMISES AREA: Approximately 6,200 Rentable Square Feet

e.   PROJECT AREA:  Approximately 41,000 sq. Ft Square Feet

f.   TENANT'S PERCENTAGE: 100%

g. TERM OF LEASE: The term of this Lease shall be for approximately 12 years commencing upon mutual execution and delivery of this Lease and terminating no later than June 30, 2009, subject to paragraph 9 of the Addendum. A separate document shall be prepared by Landlord setting forth the actual commencement date.

     Reference in this lease to a "Lease Year" shall mean each successive twelve month period commencing with the first day of the month in which the term of this Lease commences.

h. BASE MONTHLY RENT: $6,200.00, subject to paragraph 2 of the Addendum to Lease attached hereto.

i.   RENT ADJUSTMENT:  See paragraph 3 of the Addendum.

j.   ANNUAL OPERATING EXPENSE ALLOWANCE: N/A

k.   PREPAID RENT: $6,200

l. TOTAL SECURITY DEPOSIT: $7,000.00, including a non-refundable cleaning fee.

m.   TENANT IMPROVEMENT ALLOWANCE: $0 square foot of Usable Area
     See paragraph 7 of the Lease.

n. TENANT'S USE OF PREMISES: Banking, related financial services and financial product sales.

o.   BROKER(S): Mark J. Smith, Commercial Real Estate Brokerage

p.   BROKERAGE COMMISSION PAYABLE BY:   Landlord

q.   GUARANTOR(S):  None

r.   ADDITIONAL SECTIONS:
     See Addendum to Lease attached hereto and made a part hereof.

     Section 1 represents a summary of the basic terms of this Lease. In the event of any inconsistency between the terms contained in Section 1 and any specific clause of this Lease, the terms of the more specific clause shall prevail.

     The parties hereto agree that said letting and hiring is upon and subject to the terms, covenants and conditions herein set forth. Tenant covenants, as a material part of the consideration for this Lease to keep and perform each and all of said terms, covenants and conditions for which tenant is liable and that this Lease is made upon the condition of such performance.

                    2. PREMISES AND COMMON AREAS LEASED.

a. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord those certain premises described in Section 1 and in Exhibit A attached hereto (the "Premises"), provided that the rentable square feet shall be adjusted by Landlord's architect in accordance with the method of measuring rentable office space specified in the American National Standard Institute Publication ANSI 265.1-1980 (the "BOMA Standard").

b. The Premises may also be referred to as the "Project" or the "Building" as such terms are interchangeable.

c. Tenant's Percentage of the Project shall be adjusted upon the determination of the exact number of rentable square feet within the Premises to equal a fraction numerator is the number of rentable square feet within the Premises determined in accordance with subparagraph 2.a. above and whose denominator is the approximate number of rentable square feet within the Project as determined by Landlord's architect in accordance with the BOMA Standard.

                                3. TERM

     The term of this Lease shall be for the period designated in Section 1, commencing on the Commencement Date, and ending on the expiration of such period, unless the term hereby demised shall be sooner terminated as hereinafter provided.

                             4. POSSESSION

     Tenant agrees that, if Landlord is unable to deliver possession of the Premises to Tenant on the scheduled commencement of the term of this Lease, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, nor shall the expiration date of the above term be in any way extended, but in such event Tenant shall not be liable for any rent until Landlord tenders possession of the Premises to Tenant.

                               5. RENT

a. Tenant shall pay Landlord monthly base rent in the initial amount set forth in Section 1 which shall be payable monthly in advance on the first day of each and every calendar month ("Base Monthly Rent") provided, however, the first month's rent shall be due and payable upon execution of this lease. See paragraphs 2 and 3 of the Addendum.

b. All rent shall be paid by Tenant to Landlord monthly in advance on the first day of every calendar month, at the address shown in Section 1, or such other place as Landlord may designate in writing from time to time. All rent shall be paid without prior demand or notice and without any deduction or offset whatsoever. All rent shall be paid in lawful currency of the United States of America. All rent due for any partial month shall be prorated at the rate of 1/30th of the total monthly rent per day. Tenant acknowledges that late payment by Tenant to Landlord of any rent or other sums due under this Lease will cause Landlord to incur cost not contemplated by this Lease, the exact amount of such costs being extremely difficult and impracticable to ascertain. Late payment of rent shall be defined as any rent not paid prior to the 10th day of any month. Such costs include, without limitation, processing and accounting charges and late charges that may be imposed on Landlord by the terms of any encumbrance or note secured by the Premises. Therefore, if any rent or other sum due from Tenant is not received when due, Tenant shall pay to landlord an additional sum equal to 10% of such overdue payment. Landlord and Tenant hereby agree that such late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of any such late payment. Additionally, all such delinquent rent or other sums, plus this estate charge, shall bear interest at the then maximum lawful rate permitted to be charged by Landlord. Any payments of any kind returned for insufficient funds will be subject to an additional handling charge of $25.00, and thereafter, Landlord may require Tenant to pay all future payments of rent or other sums due by money order or cashier's check.

c. Upon the execution of the Lease, Tenant shall pay to Landlord the prepaid rent set forth in Section 1, and if Tenant is not in default of any provisions of the Lease, such prepaid rent shall be applied toward the rent due for the last month of the term. Landlord's obligations with respect to the prepaid rent are those of a debtor and not of a trustee, and Landlord can commingle the prepaid rent with Landlord's general funds. Landlord shall not be required to pay Tenant interest on the prepaid rent. Landlord shall be entitled to immediately endorse and cash Tenant's prepaid rent; however, such endorsement and cashing shall not constitute Landlord's acceptance of this Lease. In the event Landlord does not accept this Lease, Landlord shall return said prepaid rent.

d. If the term of this Lease contains any rental abatement period, Tenant hereby agrees that if Tenant breaches the Lease and/or abandons the Premises before the end of the Lease term, or if Tenant's right to possession is terminated by Landlord because of Tenant's breach of the Lease, Landlord shall, at its option, (1) void the rental abatement period; and (2) recover from Tenant, in addition to any damages due Landlord under the terms and conditions of the Lease, rent for the duration of the rental abatement period.

e. "For purposes of Section 467 of the Internal Revenue Code, the parties to this lease agreement hereby agree to allocate the stated rents, provided herein, to the periods which correspond to the actual rent payments as provided under the terms and conditions of this agreement."

                             6. RENTAL ADJUSTMENT.

a. For the purposes of this Paragraph 6, the following terms are defined as follows:

     (1) Tenant's Percentage shall mean that portion of the total rentable area of the Project occupied by Tenant as set forth as a percentage in Section 1.

     (2) See paragraph 2 and 3 of the Addendum attached hereto.

                              7. SECURITY DEPOSIT.

     Upon execution of this Lease, Tenant shall deposit with Landlord the amount of the security for the performance by Tenant of the provisions of this Lease and in part as a cleaning fee. If Tenant is in default, Landlord can use the security deposit or any portion of it to cure the default or to compensate Landlord for all damage sustained by Landlord resulting from Tenant's default. Upon demand, Tenant shall immediately pay to Landlord a sum equal to the portion of the security deposit expended or applied by Landlord to maintain the security deposit in the amount initially deposited with Landlord. In no event will Tenant have the right to apply any part of the security deposit to any rent or other sums due under this Lease. If Tenant is not in default at the expiration or termination of this Lease, Landlord shall return the entire security deposit to Tenant, except for 10% of first month's rent or $125, whichever is greater, which Landlord shall retain as a non-refundable cleaning fee. Landlord's obligations with respect to the deposit are those of a debtor and not of a trustee, and Landlord can commingle the security deposit with Landlord's general funds. Landlord shall not be required to pay Tenant interest on the deposit. Landlord shall be entitled to immediately endorse and cash Tenant's prepaid deposit; however, such endorsement and cashing shall not constitute Landlord's acceptance of this Lease. In the event Landlord does not accept this Lease, Landlord shall return said prepaid deposit. Should Landlord sell its interest in the Premises during the term hereof and if Landlord deposits with the purchaser thereof the then unappropriated funds deposited by Tenant as aforesaid, thereupon Landlord shall be discharged from any further liability with respect to the Security Deposit.

                                   8. USE.

     Tenant shall use the Premises for the uses set forth in Section 1 above, and shall not use or permit the Premises to be used for any other purpose without the prior written consent of Landlord. Nothing contained herein shall be deemed to give Tenant any exclusive right to such use in the Building. Tenant shall not use or occupy the Premises in violation of law or of the Certificate of Occupancy issued for the Building, and shall, upon written notice from Landlord, discontinue any use of the Premises which is declared by any governmental authority having jurisdiction to be a violation of law or of said Certificate of Occupancy. Tenant shall comply with any direction of any direction of any governmental authority having jurisdiction which shall, by reason of the nature of Tenant's use or occupancy of the Premises, impose any duty upon Tenant or Landlord with respect to the use or occupation thereof. Tenant shall comply with all rules, orders, regulations and requirements of the Insurance Service Office or any other organization performing a similar function. Tenant shall promptly, upon demand, reimburse Landlord for any additional premium charged for such policy by reason of Tenant's failure to comply with the provisions of this Paragraph. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Project, or injure or annoy them, or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall comply with all restrictive covenants and obligations created by private contracts which affect the use and operation of the Premises, the Building, the Common Area or the Project. Tenant shall not commit or suffer to be committed any waste in or upon the Premises and shall keep the Premises in first class repair and appearance. Landlord reserves the right to prescribe the weight and position of all files, safes and heavy equipment which Tenant desires to place in the Premises so as to properly distribute the weight thereof. Further, Tenant's business machines and mechanical equipment which cause vibration or noise that may be transmitted to the building structure or to any other space in the building shall be so installed, maintained and used by Tenant as to eliminate such vibration or noise. Tenant shall be responsible for all structural engineering required to determine structural load.

                               9. NOTICES.

     Any notice required or permitted to be given hereunder must be in writing and may be given by personal delivery or by mail, and if given by mail shall be deemed sufficiently given after three business days, if sent by registered or certified mail addressed to Tenant at the address designated in Section 1 or to Landlord at both of the addresses designated in Section 1. Either party may specify a different address for notice by written notice to the other.

                               10. BROKERS.

     Tenant warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, except for those certain brokers whose names are set forth in Section 1 and that it knows of no other real estate broker or agent who is or might be entitled to a commission in connection with this Lease. If Tenant has dealt with any other person or real estate broker with respect to leasing or renting space in the Project, Tenant shall be solely responsible for the payment of any fee due said person or firm and Tenant shall hold Landlord free and harmless against any liability in respect thereto, including attorneys' fees and costs.

                            11. HOLDING OVER.

     If Tenant holds over after the expiration or earlier termination of the term hereof without the express written consent of Landlord, Tenant shall become a Tenant at sufferance only, at a rental rate equal to the greater of Landlord's scheduled rent for the space or one hundred fifty percent (150%) of the rent in effect upon the date of such expiration (subject to adjustment as provided in Paragraph 6 hereof and prorated on a daily basis), and otherwise subject to the terms, covenants and conditions herein specified, so far as applicable. Acceptance by Landlord of rent after such expiration or earlier termination shall not result in a renewal of this Lease. The foregoing provisions of this Paragraph 11 are in addition to and do not affect Landlord's right of re-entry or any rights of Landlord hereunder or as otherwise provided by law. If Tenant fails to surrender the Premises upon the expiration of this Lease despite demand to do so by Landlord, Tenant shall indemnify and hold Landlord harmless from all loss or liability, including without limitation, any claim made by any succeeding tenant founded on or resulting from such failure to surrender and any attorneys fees and costs.

                         12. TAXES ON TENANT'S PROPERTY.

a. Tenant shall be liable for and shall pay, at least ten (10) days before delinquency, all taxes levied against any personal property or trade fixtures placed by Tenant in or about the Premises. If any such taxes on Tenant's personal property or trade fixtures are levied against Landlord's property or if the assessed value of the Premises is increased by the inclusion therein of a value placed upon such personal property or trade fixtures of Tenant and if Landlord, after written notice to Tenant, pays the taxes based upon such increased assessment, which Landlord shall have the right to do regardless of the validity thereof, but only under proper protest If requested by Tenant, Tenant shall, upon demand, repay to Landlord the taxes so levied against Landlord, or the portion of such taxes resulting from such increase in the assessment.

b. If the Tenant Improvements in the Premises, whether installed, and/or paid for by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which tenant improvements conforming to Landlord's "Building Standard" for other space in the building are assessed, then the real property taxes and assessments levied against the Building or Project by reason of such excess assessed valued, then the real property taxes and assessments levied against the Building or Project by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of Paragraph 12a above. If the records of the County Assessor are not available or sufficiently detailed to serve as a basis for making said determination, the actual cost of construction shall be used.

                           13. CONDITION OF PREMISES.

     Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises, the building or the Project or with respect to the suitability of either for the conduct of Tenant's business. Except for latent defects, the taking of possession of the Premises by Tenant shall conclusively establish that the Premises and the building were in satisfactory condition at such time.

                                14. ALTERATIONS.

a. Tenant shall make no alterations, additions or improvements in or to the Premises without Landlord's prior written consent, and then only by contractors or mechanics approved by Landlord. Tenant shall submit to Landlord plans and specifications for any proposed alterations, additions or improvements to the Premises, and may not make such alterations, additions or improvements until Landlord has approved of such plans and specifications. Tenant shall construct such alterations, additions or improvements in accordance with the plans and specifications approved by Landlord, and shall not amend or modify such plans and specifications without Landlord's prior written consent. If the proposed change requires the consent or approval of any lessor of a superior lease, or the holder of a mortgage encumbering the Premises, such consent or approval must be secured prior to the construction of such alteration, addition or improvement. All such work shall be done at such times and in such manner as Landlord may from time to time designate. Tenant covenants and agrees that all work done by Tenant shall be performed in full compliance with all laws, rules, orders, ordinances, regulations and requirements of all governmental agencies, offices and boards having jurisdiction, and in full compliance with the rules, regulations and requirements all governmental agencies, offices and boards having jurisdiction, and in full compliance with the rules, regulations and requirements of the Insurance Service Office, and any similar body. Before commencing any work, Tenant shall give Landlord at least ten (10) days written notice of the proposed commencement of such work and shall, if required by Landlord, secure at Tenant's own cost and expense, a completion and lien indemnity bond satisfactory to Landlord for said work. Tenant further covenants and agrees that any mechanic's lien filed against the Premises or against the Building for work claimed to have been done for, or materials claimed to have been furnished to Tenant, will be discharged by Tenant, by bond otherwise, within (10) days after the filing thereof, at the cost and expense of Tenant. All alterations, additions or improvements upon the Premises made by either party, including (without limiting the generality of the foregoing) all wallcovering, built-in cabinet work, paneling and the like, shall unless Landlord elects otherwise, become the property of Landlord, and shall remain upon, and be surrendered with the Premises, as a part thereof, at the end of the term hereof, except that Landlord may, by written notice to Tenant, require Tenant to remove all partitions, counters, railings and the like installed by Tenant, and Tenant shall repair all damage resulting from such removal or, at Landlord's option, shall pay to Landlord all costs arising from such removal.

b. All articles of personal property and all business and trade fixtures, machinery and equipment, furniture and movable partitions owned by Tenant or installed by Tenant at its expense in the Premises shall be and remain the property of Tenant and may be removed by Tenant at any time during the lease term when Tenant is not in default hereunder. If Tenant shall fail to remove all of its effects from the Premises upon termination of this Lease for any cause whatsoever, Landlord may, at its option, remove the same in any manner that Landlord shall choose, and store said effects without liability to Tenant for loss thereof. In such event, Tenant agrees to pay Landlord upon demand any and all expenses incurred in such removal, including court costs and attorneys' fees and storage charges on such effects, for any length of time that the same shall be in Landlord's possession. Landlord may, at its option, without notice, sell said effects, or any of the same, at private sale and without legal process, for such price as Landlord may obtain and apply the proceeds of such sale upon any amounts due under this Lease from Tenant to Landlord and upon the expense incident to the removal and sale of said effects.

                                 15. REPAIRS.

By entry hereunder, Tenant accepts the Premises as being in good and sanitary order. Tenant shall keep, maintain and preserve the Premises in first class condition and repair, and shall, when if needed, at Tenant's sole cost and expense, make all repairs to the Premises and every part thereof. Tenant shall, upon the expiration or sooner termination of the term hereof, surrender the Premises to Landlord in the same condition as when received, usual and ordinary wear and tear excepted. Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof. The parties hereto affirm that Landlord has made no representations to Tenant respecting the condition of the Premises, the building, the Project or the Common Area except as specifically herein set forth. See Addendum paragraph 4.

                                    16. LIENS.

     Tenant shall not permit any mechanics', materialmens' or other liens to be filed against Tenant's leasehold interest in the Premises. Landlord shall have the right at all reasonable times to post and keep posed on the Premises any notices which it deems necessary for protection from such liens. If any such liens are filed, Landlord may, without waiving its rights and remedies based on such breach of Tenant and without releasing Tenant from any of its obligations, cause such liens to be released by any means it shall deem proper, including payments in satisfaction of the claim giving rise to such lien. Tenant shall pay to Landlord at once, upon notice by Landlord, any sum paid by Landlord to remove such liens, together with interest at the maximum rate per annum permitted by law from the date of such payment by Landlord.

                              17. ENTRY BY LANDLORD.

     Landlord reserves and shall, at normal business hours, have the right to enter the Premises to inspect the same.

                             18. UTILITIES AND SERVICES.

     Tenant shall, at its sole cost and expense, furnish or cause to be furnished to the Premises all utilities and other services.

                                 19. BANKRUPTCY.

     If Tenant shall file a petition in bankruptcy under any provision of the Bankruptcy Code as then in effect, or if Tenant shall be adjudicated a bankrupt in involuntary bankruptcy proceedings and such adjudication shall not have been vacated within thirty (30) days from the date thereof, or if a receiver or trustee shall be appointed of Tenant's property and the order appointing such receiver of trustee shall not be set aside or vacated within
(30) days after the entry thereof, or if Tenant shall assign Tenant's estate or effects for the benefit of creditors, or if this Lease shall, by operation of law or otherwise, pass to any person or persons other than Tenant, then in any such event Landlord may terminate this Lease, if Landlord so elects, with or without notice of such election and with or without entry or action by Landlord. In such case, notwithstanding any other provisions of this Lease, Landlord, in addition to any and all rights and remedies allowed by law or equity, shall, upon such termination, be entitled to recover damages in the amount provided in Paragraph 25b hereof. Neither Tenant nor any person claiming through or under Tenant or by virtue of any statute or order of any court shall be entitled to possession of the Premises but shall surrender the Premises to Landlord. Nothing contained herein shall limit or prejudice the right of Landlord to recover damages by reason of any such termination equal to the maximum allowed by any statute or rule of law in effect a the time when, and governing the proceedings in which, such damages are to be proved; whether or not such amount is greater, equal to or less than the amount of damages recoverable under the provisions of this Paragraph 19.

                     20. INDEMNIFICATION AND EXCULPATION OF LANDLORD.

a. Except for latent defects, Tenant shall indemnify, defend and hold Landlord harmless from all claims arising from Tenant's use of the Premises or the conduct of its business or from any activity, work or thing done, permitted or suffered by Tenant in or about the Premises, the Building, the Project or the Common Area. Tenant shall further indemnify, defend and hold Landlord harmless from all claims arising from any breach or default in the performance of any obligation to be performed by Tenant under the terms of this Lease, or arising from any act, neglect, fault or omission of Tenant or of its agents or employees, and from and against all costs, attorneys' fees, expenses and liabilities incurred in or about such claim or any action or proceeding brought thereon. In case any action or proceeding shall be brought against Landlord by reason of any such claim, Tenant, upon notice from Landlord, shall defend the same at Tenant's expense by counsel approved in writing by Landlord. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property or injury to person in, upon or about the Premises from any cause whatsoever except for latent defects and that which is caused by the failure of Landlord to observe any of the terms and conditions of this Lease where such failure has persisted for an unreasonable period of time after written notice of such failures. Tenant hereby waives all its claims in respect thereof against Landlord.

b. Neither Landlord nor any partner, director, officer, agent or employee of Landlord shall be liable to Tenant or its partners, directors, officers, contractors, agents, employees, invitees, sublessees or licensees, for any loss, injury or damage to Tenant or to any other person, or to its or their property, irrespective of the cause of such injury, damage or loss, except for latent defects or unless solely caused by or solely resulting from the gross negligence or willful misconduct of Landlord or its employees in the operation or maintenance of the

     Premises, the building, or the Project without contributory negligence on the part of Tenant or any of its sublessees or licensees or its or their employees, agents or contractors, or any other lessees or occupants of the building or Project. Further, neither Landlord nor any partner, director, officer, agent or employee of Landlord shall be liable (i) for any such damage caused by other lessees or persons in or about the building or Project, or caused by quasi-public work; or (ii) for consequential damages arising out of any loss of the use of the Premises of any equipment or facilities therein by Tenant or any person claiming through or under Tenant.

                     21. DAMAGE TO TENANT'S PROPERTY.

     Notwithstanding the provisions of Paragraph 20 to the contrary and excepting latent defects, Landlord or its agents shall not be liable for (i) any damage to any property entrusted to employees of the building or Project, (ii) loss or damage to any property by theft or otherwise, (iii) any injury or damage to persons or property resulting from fire, explosion, failing plaster, steam, gas, electricity, water or rain which may leak from any part of the building or from the pipes, appliances or plumbing work therein or from the roof, street or subsurface or from any other place or resulting from dampness or any other cause whatsoever. Landlord or its agents shall not be liable for interference with light or other incorporeal hereditaments. Tenant shall give prompt notice to Landlord in case of fire or accidents in the Premises or in the building or of defects therein or in the fixtures or equipment.

                        22. TENANT'S INSURANCE.

a. Tenant shall, during the term hereof and any other period of occupancy, at its sole cost and expense, keep in full force and effect the following insurance:

     (1) Standard form property insurance insuring against the perils of fire, extended coverage, vandalism, malicious mischief, special extended coverage ("All-Risk") and sprinkler leakage. This insurance policy shall be upon all property owned by Tenant, for which Tenant is legally liable or that was installed at Tenant's expense, and which is located in the Project including, without limitation, furniture, fittings, installations, fixtures (other than Tenant improvements installed by Landlord), and any other personal property, in an amount not less than ninety percent (90%) of the full replacement cost thereof. In the event that there shall be a dispute as to the amount which comprises full replacement cost, the decision of Landlord or any mortgagees of Landlord shall be conclusive. This insurance policy shall also be upon direct or indirect loss of Tenant's earnings attributable to Tenant's inability to use fully or obtain access to the Premises, Building or Project in an amount as will properly reimburse Tenant. Such policy shall name Landlord and any mortgagees of Landlord as insured parties, as their respective interests may appear.

     (2) Comprehensive General Liability Insurance insuring Tenant against any liability arising out of the lease, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be in the amount of $1,000,000 Combined Single Limit for injury to, or death of one or more persons in an occurrence, and for damages to tangible property (including loss of use) in an occurrence, with such liability amount to be adjusted from year to year to reflect increase in the Consumer Price Index. The policy shall insure the hazards of the Premises and Tenant's Operations thereon, independent contractors, contractual liability (covering the indemnity contained in Paragraph 20 hereof) and shall (a) name Landlord as an additional insured, (b) contain a cross liability provision and (c) contain a provision that the insurance provided the Landlord hereunder shall be primary and non-contributing with any other insurance available to the Landlord.

     (3) Workers' Compensation and Employees Liability insurance (as required by state law).

     (4) Any other form or forms of insurance as Tenant or Landlord or any mortgages of Landlord may reasonably require from time to time in form, in amounts and for insurance risks against which a prudent tenant would protect itself.

b. All policies shall be written in a form satisfactory to Landlord and shall be taken out with insurance companies holding a General Policyholders Rating of "A" and a Financial Rating of "X" or better, as set forth in the most current issue of Best's Insurance Reports. Within ten (10) days after the execution of this Lease, Tenant shall deliver to Landlord copies of policies or certificates evidencing the existence of the amounts and forms of coverage satisfactory to Landlord. No such policy shall be cancelable or reducible in coverage except after thirty (30) days prior written notice to Landlord. Tenant shall, within ten (10) days prior to the expiration of such policies, furnish Landlord with renewals or "binders" thereof, or Landlord may order such insurance and charge the cost thereof to Tenant as additional rent. If Landlord obtains any insurance that is the responsibility of Tenant under this Paragraph, Landlord shall deliver to Tenant a written statement setting forth the cost of any such insurance and showing in reasonable detail the manner in which it has been computed.

c. During the term of this Lease, Landlord shall insure the Building (excluding any property which Tenant is obligated to insure under Subparagraphs 22a and b hereof) against damage with All-Risk insurance and public liability insurance, all in such amounts and with such deductions as Landlord considers appropriate. Landlord may, but shall not be obligated to, obtain and carry any other form or forms of insurance as it or Landlord's mortgagees may determine advisable. Notwithstanding any reimbursement by Tenant to the cost of insurance premiums, as provided herein, Tenant acknowledges that it has not right to receive any proceeds from any insurance policies carried by Landlord.

d. Tenant will not keep, use, sell or offer for sale in or upon the Premises any article which may be prohibited by any insurance policy periodically in force covering the Building. If Tenant's occupancy or business in, or on, the Premises, whether or not Landlord has consented to the same, results in any increase in premiums for the insurance periodically carried by Landlord with respect to the Building, Tenant shall pay any such increase in premiums as additional rent within ten (10) days after being billed therefore by Landlord. In determining whether increased premiums are a result of Tenant's use of the Premises, a schedule issued by the organization computing the insurance rate on the Building or the Tenant Improvements showing the various components of such rate, shall be conclusive evidence of the several items and charges which make up such rate. Tenant shall promptly comply with all reasonable requirements of the insurance authority or any present or future insurer relating to the Premises.

e. If any of Landlord's insurance policies shall be canceled or cancellation shall be threatened or the coverage thereunder reduced or threatened to be reduced in any way because of the use of the Premises or any part thereof by Tenant or any assignee or subtenant of Tenant or by anyone Tenant permits on the Premises and, if Tenant fails to remedy the condition giving rise to such cancellation, threatened cancellation, reduction of coverage, threatened reduction of coverage, increase in premiums, or threatened increase in premiums, within forty-eight (48) hours after notice thereof, Landlord may, at its option, either terminate this Lease or enter upon the Premises and attempt to remedy such condition, and Tenant shall promptly pay the cost thereof to Landlord as additional rent. Landlord shall not be liable for any damage or injury caused to any property of Tenant or of others located on the Premises resulting from such entry. If Landlord is unable, or elects not to remedy such condition, then Landlord shall have all of the remedies provided for in this Lease in the event of a default by Tenant. Notwithstanding the foregoing provisions of this Subparagraph 22e, if Tenant fails to remedy as aforesaid, Tenant shall be in default of its obligation hereunder and Landlord shall have no obligation to remedy such default.

f. All policies of insurance required hereunder shall include a clause or endorsement denying the insurer any rights of subrogation against the other party to the extent rights have been waived by the insured before the occurrence of injury or loss. Landlord and Tenant waive any rights of recovery against the other for injury or loss due to hazards covered by policies of insurance containing such a waiver of subrogation clause or endorsement to the extent of the injury or loss covered thereby.

                              23. DAMAGE OR DESTRUCTION.

a. In the event the building and/or the Premises is damaged by fire or other perils covered by Landlord's insurance, Landlord shall:

     (1) In the event of total destruction, at Landlord's option, as soon as reasonably possible thereafter, commence repair, reconstruction and restoration of the building and/or the Premises and prosecute the same diligently to completion, in which event this Lease shall remain in full force and effect; or within ninety (90) days after such damage, elect not to so repair, reconstruct or restore the building and/or the Premises, in which event this Lease shall terminate. In either event, Landlord shall give Tenant written notice of its intention within said ninety (90) day period. In the event Landlord elects not to restore the building, and/or the Premises, this Lease shall be deemed to have terminated as of the date of such total destruction.

     (2) In the event of a partial destruction of the building and/or the Premises, to an extent not exceeding twenty-five percent (25%) of the full insurable value thereof, and if the damage thereto is such that the building and/or the Premises may be repaired, reconstructed or restored within a period of ninety (90) days from the date of the happening of such casualty, and if Landlord will receive insurance proceeds sufficient to cover the cost of such repairs, then Landlord shall commence and proceed diligently with the work repair, reconstruction and restoration and this Lease shall continue in full force and effect. If such work of repair, reconstruction and restoration shall require a period longer than ninety (90) days or exceeds twenty-five percent (25%) of the full insurable value thereof, or if said insurance proceeds will not be sufficient to cover the cost of such repairs, then Landlord either may elect to so repair, reconstruct or restore and the Lease shall continue in full force and effect or Landlord may elect not to repair, reconstruct or restore and the Lease shall then terminate. Under any of the conditions of this Subparagraph 23a (2), Landlord shall give written notice to Tenant of its intention within said ninety (90) day period. In the event Landlord elects not to restore the building and/or the Premises, this Lease shall be deemed to have terminated as of the date of such partial destruction.

b. Upon any termination of this Lease under any of the provisions of this Paragraph 23, the parties shall be released without further obligation to the other from the date possession of the Premises is surrendered to Landlord except for items which have therefore accrued and are then unpaid.

c. In the event of repair, reconstruction and restoration by Landlord as herein provided, the rental payable under this Lease shall be abated proportionately with the degree to which Tenant's use of the Premises is impaired during the period of such repair, reconstruction or restoration; provided that there shall be no abatement of rent if such damage is the result of Tenant's negligence or intentional wrongdoing. Tenant shall not be entitled to any compensation or damages for loss in the use of the whole or any part of the Premises and/or any inconvenience or annoyance occasioned by such damage, repair, reconstruction or restoration.

d. Tenant shall not be released from any of its obligations under this Lease except to the extent and upon the conditions expressly stated in this Paragraph 23. Notwithstanding anything to the contrary contained in this Paragraph 23, if Landlord is delayed or prevented from repairing or restoring the damaged Premises within one (1) year after the occurrence of such damage or destruction by reason of acts of God, war, governmental restrictions, inability to procure the necessary labor or materials, or other cause beyond the control of Landlord, Landlord, at its option, may terminate this Lease, whereupon Landlord shall be relieved of its obligation to make such repairs or restoration and Tenant shall be released from its obligations under this Lease as of the end of said one year period.

e. If damage is due to any cause other than fire or other peril covered by extended coverage insurance, Landlord may elect to terminate this Lease.

f. If Landlord is obligated to or elects to repair or restore as herein provided, Landlord shall be obligated to make repair or restoration only of those portions of the building and the Premises which were originally provided at Landlord's expense, and the repair and restoration of items not provided at Landlord's expense shall be the obligation of Tenant.

g. Notwithstanding anything to the contrary contained in this Paragraph 23, Landlord shall not have any obligation whatsoever to repair, reconstruct or restore the Premises when the damage resulting from any casualty covered under this Paragraph 23 occurs during the last twelve (12) months of the term of this Lease or any extension hereof.

h. Landlord and Tenant hereby waive the provisions of any statues or court decisions which relate to the abatement or termination of leases when property is damaged or destroyed and agree that such event shall be exclusively governed by the terms of this Lease.

                               24. EMINENT DOMAIN.

a. In case all of the Premises, or such part thereof as shall substantially interfere with Tenant's use and occupancy thereof, shall be taken for any public or quasi-public purpose by any lawful power of authority by exercise of the right of appropriation, condemnation or eminent domain, or sold to prevent such taking, either party shall have the right to terminate this Lease effective as of the date possession is required to be surrendered to said authority. Tenant shall not assert any claim against Landlord or the taking authority for any compensation because of such taking, and Landlord shall be entitled to receive the entire amount of any award without deduction for any estate or interest of Tenant. In the event the amount of property or the type of estate taken shall not substantially interfere with the conduct of Tenant's business, Landlord shall be entitled to the entire amount of the award without such partial taking, and a proportionate allowance shall be made to Tenant for the rent corresponding to the time during which, and to the part of the Premises of which, Tenant shall be so deprived on account of such taking and restoration. Nothing contained in this paragraph shall be deemed to give Landlord any interest in any award made to Tenant for the taking of personal property and fixtures belonging to Tenant.

b. In the event of taking of the Premises or any part thereof for temporary use, (1) this Lease shall be and remain unaffected thereby and rent shall not abate, and (2) Tenant shall be entitled to receive for itself such portion or portions of any award made for such use with respect to the period of the taking which is within the term, provided that if such taking shall remain in force at the expiration or earlier termination of this Lease, Tenant shall then pay to Landlord a sum equal to the reasonable cost of performing Tenant's obligations under Paragraph 15 with respect to surrender of the Premises and upon such payment shall be excused from such obligations. For purpose of this Subparagraph 24b, a temporary taking shall be defined as a taking for a period of 270 days or less.

                           25. DEFAULTS AND REMEDIES.

a. The occurrence of any one or more of the following events shall constitute a default hereunder by Tenant:

     (1) The vacation or abandonment of the Premises by Tenant. Abandonment is herein defined to include, but is not limited to, any absence by Tenant from the Premises for ten (10) business days or longer while in default of any provision of this Lease.

     (2) The failure by Tenant to make any payment of rent or additional rent or any other payment required to be made by Tenant hereunder, as and when due.

     (3) The failure by Tenant to observe or perform any of the express or implied covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified in Subparagraph 25a. (1) or (2) above, where such failure shall continue for a period of ten (10) days after written notice thereof from Landlord to Tenant. If the nature of Tenant's default is such that more than (10) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within said ten (10) day period and thereafter diligently prosecute such cure to completion, which completion shall occur not later than sixty (60) days from the date of such notice from Landlord.

     (4) The making by Tenant of any general assignment for the benefit of creditors; the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within thirty (30) days); the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within thirty (30) days; or the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease where such seizure is not discharged within thirty (30) days.

b. In the event of any such default by Tenant, in addition to any other remedies available to Landlord at law or in equity, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder. In the event that Landlord shall elect to so terminate this Lease then Landlord may recover from Tenant:

     (1) The worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus

     (2) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

     (3) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

     (4) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease or which in the ordinary course of things would be likely to result therefrom.

As used in Subparagraphs 25b (1) and (2) above, the "worth at the time of award" is computed by allowing interest at the maximum rate permitted by law. As used in Subparagraph 25b (3) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

c. In the event of any such default by Tenant, Landlord shall also have the right, with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant. No re-entry or taking possession of the Premises by Landlord pursuant to this paragraph 25c shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant or unless the termination thereof is decreed by a court of competent jurisdiction.

d. In the event of the vacation or abandonment of the Premises by Tenant or in the event that Landlord shall elect to re-enter as provided above or shall take possession of the Premises pursuant to legal proceeding or pursuant to any notice provided by law, then if Landlord does not elect to terminate this Lease as provided above, Landlord may from time to time, without terminating this Lease, either recover all rent as it becomes due or relet the Premises or any part thereof for the term for this Lease on terms and conditions as Landlord in its sole discretion may deem advisable with the right to make alterations and repairs to the Premises.

     In the event that Landlord shall elect to so relet, then rentals received by Landlord from such reletting shall be applied: first, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any cost of such reletting; third, to the payment of the cost of any alterations and repairs to the Premises, fourth, to the payment of rent due and unpaid hereunder and the residue, if any, shall be held by Landlord and applied to payment of future rent as the same may become due and payable hereunder. Should that portion of such rentals received from such reletting during any month, which is applied to the payment of rent hereunder, be less than the rent payable during that month by Tenant hereunder, then Tenant shall pay such deficiency to Landlord immediately upon demand therefore by Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord, as soon as ascertained, any costs and expenses incurred, including but not limited to brokers' commissions, by Landlord in such reletting or in making such alterations and repairs not covered by the rentals received from such reletting.

e. All rights, options and remedies of Landlord contained in this Lease shall be construed and held to be cumulative, and no one of them shall be exclusive of the other, and Landlord shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law, whether or not stated in this Lease. No waiver of any default of Tenant hereunder shall be implied from any acceptance by Landlord of any rent or other payments due hereunder or any omission by Landlord to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect defaults other as specified in said waiver. The consent or approval of Landlord to or of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent to or approval of any subsequent similar acts by Tenant.

                          26. ASSIGNMENT AND SUBLETTING.

a. Tenant shall not voluntarily assign or encumber its interest in this Lease or in the Premises or sublease all or any part of the Premises, or allow any other person or entity to occupy or use all or any part of the Premises, without first obtaining Landlord's prior written consent. Any assignment, encumbrance or sublease without Landlord's prior written consent shall be voidable at Landlord's election and shall constitute a default. For purposes hereof, in the event Tenant is a partnership, a withdrawal or change in one or more transfers of partners owning more than a fifty percent (50%) interest in the partnership, of if Tenant's a corporation, any transfer of fifty percent (50%) of its stock in one or more transfers, shall constitute a voluntary assignment and shall be subject to these provisions. No consent to an assignment, encumbrance or sublease shall constitute a further waiver of the provisions of this Paragraph. Tenant shall notify Landlord in writing of Tenant's intent to assign, encumber or sublease this Lease, the name of the proposed assignee or sublessee, information concerning the financial responsibility of the proposed assignee or sublessee and the terms of the proposed assignment or subletting, and Landlord shall, within thirty (30) days of receipt of such written notice, and additional information requested by Landlord concerning the proposed assignee's financial responsibility, elect one of the following: (1) consent to such proposed assignment, encumbrance or sublease; (2) refuse such consent, which refusal shall be on reasonable grounds; or (3) elect to terminate this Lease, or in the case of a partial sublease, terminate this Lease as to the portion of the Premises proposed to be sublet. As a condition for granting its consent to any assignment, encumbrance or sublease, Landlord may require that the rent payable by such assignee or sublessee is at the then current published rental rates for the Premises or comparable premises in the Building, but not less than the then current published rental rates for the Premises or comparable premises in the Building, but not less than the then current Base Monthly Rent under this Lease and may require that the assignee or sublessee remit directly to Landlord on a monthly basis, all monies due to Tenant by said assignee or sublessee. In addition, a condition to Landlord's consent to any assignment, transfer or hypothecation of this Lease shall be the delivery to Landlord of a true copy of the fully executed instrument of assignment, transfer or hypothecation, and the delivery to Landlord of an agreement executed by the assignee in form and substance satisfactory to Landlord and expressly enforceable by Landlord, whereby the assignee assumes and agrees to be bound by all of the terms and provisions of this Lease and to perform all of the obligations of Tenant hereunder.

b. As a condition to Landlord's consent to any sublease, such sublease shall provide that it is subject and subordinate to this Lease and to all mortgages; that Landlord may enforce the provisions of the sublease, including collection of rent; that in the event of termination of this Lease for any reason, including without limitation a voluntary surrender by Tenant, or in the event of any reentry or repossession of the Premises by Landlord, Landlord may, at its option, either (1) terminate the sublease or (2) take over all of the right, title and interest of Tenant, as sublessor, under such sublease, in which case such sublessee shall attorn to Landlord, but that nevertheless Landlord shall not (1) be liable for any previous act or omission of Tenant under such sublease, (2) be subject to any defense or offset previously accrued in favor of the sublessee against Tenant, or (3) be bound by any previous modification of any sublease made without Landlord's written consent, or by previous prepayment by sublessee of more than one month's rent.

c. In the event that Landlord shall consent to an assignment or sublease under the provisions of this Paragraph 26, Tenant shall pay Landlord's processing costs of $750.00 and reasonable, but not more than actual, attorneys' fees incurred in giving such consent. If Landlord shall consent to any assignment of this Lease, Tenant shall pay to Landlord, as additional rent, three-quarters (3/4) of all sums and other considerations payable to and for the benefit of Tenant by the assignee on account of the assignment, as and when such sums and other consideration are due and payable by the assignee to or for the benefit of Tenant (or, if Landlord so requires, and without any release of Tenant's proposed sublease Tenant receives rent or other consideration, either initially or over the term of the sublease, in excess of the rent called for hereunder or, in case of the sublease of a portion of the Premises, in excess of such rent fairly allocable to such portion, after appropriate adjustments to assure that all other payments called for hereunder are taken into account. Tenant shall pay to Landlord as additional rent hereunder three quarters (3/4) of the excess of each such payment of rent or other consideration received by Tenant promptly after its receipt. Landlord's waiver or consent to any assignment or subletting shall not relieve Tenant or any assignee or sublessee from any obligation under this Lease whether or not accrued. Occupancy of all or part of the Premises by parent or subsidiary companies of Tenant shall not be deemed an assignment or subletting. If Tenant requests Landlord's consent to any assignment of this Lease or any subletting of all or a portion of the Premises, Landlord shall have the right, to be exercised by giving written notice to Tenant within (30) days of receipt by Landlord of the financial responsibility information required by this Paragraph 26, to terminate this Lease effective as of the date Tenant proposes to assign this Lease or sublet all or a portion of the Premises. Landlord's right to terminate this Lease as to all or a portion of the Premises or Landlord's failure to exercise this right with respect to any assignment or subletting. Tenant understands and acknowledges that the option, as provided in this Paragraph 26, to terminate this Lease rather than approve the assignment thereof or the subletting of all or any portion of the Premises, is a material inducement for Landlord's agreeing to lease the Premises to Tenant upon the terms and conditions herein set forth.

d. Notwithstanding the foregoing, Landlord hereby approves the sublease by and between the Tenant as Sublessor and Blakeslee & Blakeslee as Sublessee with an execution date of June 1, 1997 ("Sublease"), subject only to Ground Lessor's approval. See Addendum paragraph 1.

                               27. SUBORDINATION.

a. Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, and at the election of the Landlord or any mortgage with a lien on the building or any ground lessor with respect to the building, this Lease shall be subject and subordinate at all times to:

     (1) all ground lease or underlying leases which may now exist or hereafter be executed affecting the building or the land upon which the building is situated or both; and

     (2) the lien of any mortgage or deed of trust which may now exist or hereafter be executed in any amount for which the building, land, ground leases or underlying leases, or Landlord's interest or estate in any of said items is specified as security.

b. Notwithstanding the foregoing, Landlord shall have the right to subordinate or cause to be subordinated any such ground leases or underlying leases or any such liens to this Lease. In the event that any ground lease or underlying lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination, attorn to and become the Tenant of the successor in interest to Landlord, at the option of such successor in interest. Tenant covenants and agrees to execute and deliver, upon demand by Landlord and in the form requested by Landlord, any additional documents evidencing the priority of subordination of this Lease with respect to any such ground leases or underlying leases or the lien of any such mortgage or deed of trust. Should Tenant fail to sign and return any such documents within ten (10) business days of request Tenant shall be in default, and Landlord may, at Landlord's option, terminate the Lease provided written notice of such termination is received by Tenant prior to Landlord's receipt of such documents. Tenant hereby irrevocably appoints Landlord as attorney-in-fact of Tenant to execute, deliver and record any such document in the name and on behalf of Tenant.

                            28. ESTOPPEL CERTIFICATE.

       a. Within ten (10) days following any written request from either party hereunder to the other, the parties hereto shall execute and deliver to the other party a statement, certifying: (1) the date of commencement of this Lease: (2) the fact that this Lease is unmodified and in full force and effect (or, if there have been modifications hereto, that this Lease is in full force and effect, and stating the date and nature of such modifications); (3) the date to which the rental and other sums payable under this Lease have been paid; (4) that there are no current defaults under this Lease by either Landlord or Tenant except as specified in the parties written statement; and (5) such other matters requested by the requesting party. Landlord and Tenant intend that any statement delivered pursuant to this Paragraph 28 may be relied upon by any mortgagee, beneficiary, purchaser or prospective purchaser of the Building or any interest therein.

b. Failure to deliver such statement within such time shall be conclusive upon the parties that (1) that this Lease is in full force and effect, without modification except as may be represented by the requesting party,
(2) that there are no uncured defaults in the requesting parties performance, and (3) that not more than one (1) month's rental has been paid in advance.

                              29. CONFLICT OF LAWS.

     This Lease shall be governed by and construed pursuant to the laws of the state in which the premises are located.

                            30. SUCCESSORS AND ASSIGNS.

     Except as otherwise provided in this Lease, all of the covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

                            31. SURRENDER OF PREMISES.

     The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Landlord, operate as an assignment to it of any or all subleases or subtenancies. Upon the expiration or termination of this Lease, Tenant shall peaceably surrender the Premises and all alterations and additions thereto, broom clean the Premises, leave the Premises in good order, repair and condition, reasonable wear and tear excepted, and comply with the provisions of Paragraph 15. The delivery of keys to any employee of Landlord or to Landlord's agent or any employee thereof shall not be sufficient to constitute a termination of this Lease or a surrender of the Premises.

                             32. PROFESSIONAL FEES.

a. If Landlord should bring suit for possession of the Premises, for the recovery of any sum due under this lease, or because of the breach of any provisions of this Lease, or for any other relief against Tenant hereunder, or in the event of any other litigation or appeal between the parties with respect to this Lease, then all costs and expenses, including without limitation, its reasonable, actual professional fees such as appraisers', accountants' and attorneys' fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment. If Landlord employs a collection agency to recover delinquent charges, Tenant agrees to pay all reasonable collection agency fees charged to Landlord in addition to rent, late charges, interest and other sums payable under this Lease.

b. If Landlord is named as a defendant in any suit or appeal brought against Tenant in connection with or arising out of Tenant's occupancy hereunder, Tenant shall pay to Landlord its costs and expenses incurred in such suit, including without limitation, its reasonable professional fees such as appraisers', accountants' and attorneys' fees.

                           33. PERFORMANCE BY TENANT.

     All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant's sale cost and expense and without any abatement of rent. If Tenant shall fail to pay any sum of money owed to any party other than Landlord, for which it is liable hereunder, or if Tenant shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue for ten (10) days after notice thereof by Landlord, Landlord may, without waiving or releasing Tenant from obligations of Tenant, but shall not be obligated to, making any such payment or perform any such other act to be made or performed by Tenant. All sums so paid by Landlord and all necessary incidental costs together with interest thereon at the maximum rate permissible by law, from the date of such payment by Landlord, shall be payable to Landlord on demand. Tenant covenants to pay any such sums, and Landlord shall have (in addition to any other right or remedy of Landlord) all rights and remedies in the event of the non-payment thereof by Tenant as are set forth in Paragraph 25.

                           34. MORTGAGEE PROTECTION.

     In the event of any default on the part of Landlord, Tenant will give notice by registered or certified mail to any beneficiary of a deed of trust or mortgage covering the Premises whose address shall have been furnished to Tenant, and shall offer such beneficiary or mortgagee a reasonable opportunity to cure the default.

                         35. DEFINITION OF LANDLORD.

     The term "Landlord," as used in this Lease, so far as covenants or obligations on the part of the Landlord are concerned, shall be limited to mean and include only the owner or owners, at the time in question, of the fee title of the Premises or the lessees under any ground lease, if any. In the event of any transfer, assignment or other conveyance or transfers of any such title, Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) shall be automatically freed and relieved from and after the date of such transfer, assignment or conveyance of all liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed. Without further agreement, the transferee of such title shall be deemed to have assumed and agreed to observe and perform any and all obligations of Landlord hereunder, during its ownership of the Premises. Landlord may transfer its interest in the Premises without the consent of Tenant and such transfer or subsequent transfer shall not be deemed a violation on Landlord's part of any of the terms and conditions of this Lease.

                                  36. WAIVER.

     The waiver by either party of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition herein contained, nor shall any custom or practice which may grow up between the parties in the administration of the terms hereof be deemed a waiver of or in any way affect the right of the parties to insist upon the performance by the other party in strict accordance with said terms.

The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rent so accepted, regardless of landlord's knowledge of such preceding breach at the time of acceptance of such rent. No acceptance by Landlord of a lessor sum than the basic rental and additional rent or other sum then due shall be deemed to be other than on account of the earliest installment of such rent or other amount due, nor shall any endorsement or statement on any check or any letter accompanying any check be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or other amount or pursue any other remedy in this Lease provided.

                        37. IDENTIFICATION OF TENANT.

     If more than one person executes this Lease as Tenant, (1) each of them is jointly and severally liable for the keeping, observing and performing of all of the terms, covenants, conditions, provisions and agreements of this Lease to be kept, observed and performed by Tenant, and (2) the term "Tenant" as used in this Lease shall mean and include each of them jointly and severally. The act of or notice from, or notice or refund to, or the signature of any one or more of them, with respect to the tenancy of this Lease, including, but not limited to, any renewal, extension, expiration, termination or modification of this Lease, shall be binding upon each and all of the persons executing this Lease as Tenant with the same force and effect as if each and all of them had so acted or so given or received such notice or refund or so signed.

                             38. FORCE MAJEURE.

     Except for the payment of rent by Tenant to Landlord, the parties shall have no liability whatsoever to the other party on account of the inability of one party to fulfill, or delay in fulfilling, any of such party's obligations under this Lease by reason of strike, other labor trouble, governmental preemption of priorities or other controls in connection with a national or other public emergency, or shortages of fuel, supplies or labor resulting therefrom or any other cause, whether similar or dissimilar to the above, beyond the party's reasonable control.

Landlord shall have no liability to Tenant on account of any failure or defect in the supply, quantity or character of electricity or water furnished to the Premises, by reason of any requirement, act or omission of the public utility or others furnishing the Project with electricity or water, or for any other reason, whether similar or dissimilar to the above, beyond Landlord's reasonable control. If this Lease specifies a time period for performance of an obligation of Landlord, that time period shall be extended by the period of any delay in Landlord's performance caused by any of the events of force majeure described above.

                             39. TERMS AND HEADINGS.

     The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular. Words used in any gender include other genders. The paragraph headings of this Lease are not a part of this Lease and shall have no effect upon the construction of interpretation of any part hereof.

                            40. EXAMINATION OF LEASE.

     Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant.

                                  41. TIME.

     Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

                      42. PRIOR AGREEMENT OR AMENDMENTS.

     This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in the Lease, and no prior agreement or understanding pertaining to any such matter shall be effective for any purpose. No provisions of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors-in interest.

                              43. SEPARABILITY.

     Any provision of this Lease which shall prove to be invalid, void or illegal in no way affects, impairs or invalidates any other provision hereof, and such other provisions shall remain in full force and effect.

                              44. RECORDING.

     Tenant may, without further approval from Landlord, record a short form memorandum of this Lease.

                           45. LIMITATION ON LIABILITY.

     In consideration of the benefits accruing hereunder, Tenant and all successors and assigns covenant and agree that, in the event of any actual or alleged failure, breach or default hereunder by Landlord:

     (1) The sole and exclusive remedy shall be against the Landlord's interest in the Project;

     (2) No partner of Landlord shall be sued or named as a party in any suit or action (except as may be necessary to secure jurisdiction of the partnership);

     (3) No service of process shall be made against any partner of Landlord (except as may be necessary to secure jurisdiction of the partnership);

     (4) No partner of Landlord shall be required to answer or otherwise plead to any service of process;

     (5) No judgment will be taken against any partner of Landlord;

     (6) Any judgment taken against any partner of Landlord may be vacated and set aside at any time nunc pro tunc;

     (7) No writ of execution will ever be levied against the assets of any partner of Landlord;

     (8) The obligations of Landlord under this Lease do not constitute personal obligations of the individual partners, directors, officers or shareholders of Landlord, and Tenant shall not seek recourse against the individual partners, directors, officers or shareholders of Landlord or any of their personal assets for satisfaction of any liability in respect to this Lease;

     (9) These covenants and agreements are enforceable both by Landlord and also by any partner of Landlord.

                       46. MODIFICATION FOR LENDER.

     If, in connection with obtaining construction, interim or permanent financing for the Project the lender shall request reasonable modifications In this Lease as a condition to such financing, Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not increase the obligations of Tenant hereunder or materially adversely affect the leasehold interest hereby created or Tenant's rights hereunder.

                        47. FINANCIAL STATEMENTS.

     At any time during the term of this Lease, Tenant shall upon ten (10) days prior written notice from Landlord, provide Landlord with a current financial statement and financial statements of the two (2) years prior to the current financial statement year. Such statement shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant. In lieu thereof, if Tenant publishes a public Annual Report, a submittal of such Annual Report shall fulfill the obligation hereunder.

                              48. QUIET ENJOYMENT.

     Landlord covenants and agrees with Tenant that upon Tenant paying the rent required under this Lease and paying all other charges and performing all of the covenants and provisions aforesaid on Tenant's part to be observed and performed under this Lease, Tenant shall and may peaceably and quietly have, hold and enjoy the Premises in accordance with this Lease.

                          49. TENANT AS CORPORATION.

     If Tenant executes this Lease as a corporation, then Tenant and the persons executing this Lease on behalf of Tenant represent and warrant that the individuals executing this Lease on Tenant's behalf are duly authorized to execute and deliver this Lease on its behalf in accordance with a duly adopted resolution of the board of directors of Tenant, a copy of which is to be delivered to landlord on execution hereof, and in accordance with the bylaws of Tenant and that this Lease is binding upon Tenant in accordance with its terms.

     IN WITNESS WHEREOF, the parties have executed this Lease as of the date first above written.

LANDLORD: Great Western Bank,
          A Federal Savings Bank               ADDRESS:

By: /s/ Sharon H. Driben                       9200 Oakdale Ave
   ------------------------------              ------------------------------
     Sharon H. Driben                          MSN 1142

     Regional Vice President                   Chatsworth, CA 91311
     ----------------------------              ------------------------------

TENANT:
                                               ADDRESS:

By: /s/ Gwen R. Pelfrey                        545 12th Street
   ------------------------------              ------------------------------
   Gwen R. Pelfrey
   Executive Vice President                    Paso Robles, CA 93405
   ------------------------------              ------------------------------

                                ADDENDUM TO LEASE

THIS ADDENDUM TO LEASE is attached to and made apart of that certain Lease dated as of the 26th day of June, 1997, by and between Great Western Bank, a federal savings bank, and Heritage Oaks Bank, a California corporation, is made in reference to the following:

1. This Lease is made subject to that certain underlying ground lease dated as of January 16, 1978 by and between Great Western Bank, a federal savings bank, successor in interest to Northern California Savings and Loan Association, a California corporation, (as "Lessee") and MRP Institution Associates, successor in interest to Leonard K. Firestone (as "Lessor")(the "Ground Lease"). A copy of such Ground Lease is attached hereto and made a part hereof as Exhibit C. Notwithstanding anything to the contrary, Tenant shall completely assume the responsibilities of Landlord under the terms of such underlying Ground Lease, except for (a) the obligations to pay rent under the Ground Lease and (b) the insurance obligations under paragraph 17 and 18 of the Ground Lease.

2. Notwithstanding paragraph I.h. of the Basic Lease Terms, Tenant shall be granted three (3) months of Base Monthly Rent abatement. Such rent abatement period shall commence upon the commencement of the Lease.

3.  The schedule of Base Monthly Rent shall be as follows:

    Year 1    $6,200.00
    Year 2    $6,820.00
    Year 3    $6,820.00
    Year 4    $7,750.00
    Year 5    $7,750.00
    Year 6    The Base Monthly Rent shall increase to 95% of the then
              fair market rental rate for similar type buildings, in similar areas, having a similar size. A further definition and calculation criteria is described in Exhibit D attached hereto and made a part hereof. In no event, however, shall the Base Monthly Rent be less than any previous rental period.

    Year 7 The Base Monthly Rent, commencing upon the 7th Lease year and continuing annually thereafter, shall increase by the change in the Consumer Price Index - All Urban Consumers U.S. City Average (1982-84= 100), published by the United States Department of Labor, Bureau of
              Labor Statistics ("Index"). The Index published and in effect on March 1, 2003 shall be utilized as the base comparison year for all Index adjustments. Notwithstanding the foregoing, in no event shall the Base Monthly Rent increase less than 2.5% nor more than 8% annually.

4. Tenant, at its sole cost and expense, and without limitation, shall be fully and completely responsible for all services, maintenance, replacements and repairs to the Premises and the Project, except that Tenant shall not be responsible for replacement and repairs resulting from damage caused by an uninsured calamity or disaster such as earthquake, flood, or similar event beyond the control of the parties.

    Tenant shall further be responsible for payment of all real estate taxes and insurance premiums associated with the Premises and the Project, except for earthquake insurance premiums, if any. In the event that Landlord initially pays for such taxes and insurance, Tenant hereby agrees to reimburse Landlord for such payments within ten (10) days of Landlord's written request to so reimburse.

5. The validity of this Lease is contingent upon Tenant's receipt of sign and occupancy approvals from the City of San Luis Obispo. Tenant shall be required to submit its sign and occupancy requests to the City of San Luis Obispo no later than thirty (30) days from execution hereof. In the event that the City denies such sign or occupancy requests, then the Tenant may, without penalty, terminate this agreement. Notwithstanding the foregoing, Landlord, at its sole and absolute discretion, may terminate this Lease if Tenant, for any reason whatsoever, has not (i) received such approvals by August 1, 1997 or (ii) waived this occupancy approval contingency by August 1, 1997.

6.  INTENTIONALLY DELETED

7. Tenant shall engage the services of a consulting firm to assist Tenant with the determination and negotiating with the City of San Luis Obispo Tenant's ability to utilize the existing drive-up window area. Landlord and Tenant hereby agree to share equally in the expense of such consulting services. In no event, however, shall Landlord's portion, based upon an equally sharing of costs, exceed $1,000.

8. In the event Landlord is required to join or otherwise participate in any type of Merchant Association or other mandated activity pursuant to the underlying Ground Lease, Tenant shall assume all responsibilities thereto.

9. Tenant shall have one 10-year option to extend the term of the Lease by giving Landlord eighteen (18) months prior written notice. If Tenant so exercises such option, all terms, covenants and conditions of the Lease shall remain in full force and effect except the Base Monthly Rent, which shall increase to the then Fair Market Rental, as such is further described in Exhibit D. Such extension rent shall be adjusted annually by the Consumer Price Index. The Index published and in effect March 1, 2009 shall be utilized as the base comparison year for all extension term Index adjustments.

    Notwithstanding anything to the contrary herein, the Base
    Monthly Rent, as adjusted, shall never be less than the current Base Monthly Rent payable.

10. In the event Tenant exercises its option to extend the term of the Lease as per paragraph 9 above, Landlord shall be obligated to likewise extend the term of the underlying Ground Lease.

11. Landlord makes no warranties or representations of any kind or nature with respect to the Premises and Project and Tenant hereby agrees to lease and occupy such Premises and Project in their present "as-is" condition, subject, only, to any latent defects.

12. Tenant may not install any signs, banners or other marketing materials in or around the Premises or Project until (i) the receipt or waiver thereof of the contingency issues referenced in Addendum paragraph 5 and 6 hereunder, (ii) the actual commencement date of the Lease or (iii) upon the removal of Landlord's automated teller machine ("ATM"), whichever is latest.

13. Tenant is aware that Landlord is currently operating an ATM from the Premises. Landlord shall cease operation and shall remove such ATM within 30 days of mutual execution and delivery of this Lease.

                                 EXHIBIT A
                              OUTLINE OF FLOOR
                              PLAN OR PREMISES

                                [GRAPHIC]


Detailed outline of floor plan for Heritage Oaks Bank with teller line and vault. Floor plan of Blakeslee and Blakeslee along with common space of breakroom and restroom facilities.

                                 EXHIBIT B
                                 PLOT PLAN

                                 [GRAPHIC]


    Site and roof Plan of 297 Madonna Rd and Surrounding Roads.

                                 EXHIBIT C
                                GROUND LEASE

                                 [LETTERHEAD]


                                                             November 14, 1978




Mr. Michael E. Klingler
Assistant Secretary and Counsel
Northern California Savings & Loan Association
Post Office Box 560
Palo Alto, Ca. 94301

Re:  Madonna Road Plaza Shopping Center
     San Luis Obispo, California

Dear Mr. Klingler:

This letter will serve to amend the Lease between Leonard K. Firestone, Lessor, and Northern California Savings and Loan Association, Lessee, dated January 16, 1978, covering a building pad in Madonna Road Plaza Shopping Center, San Luis Obispo, California.

The parties agree that the dates of June 1, 1978 and July 1, 1978 contained in Section 8 on page 5 of the Lease shall be changed to read June 1, 1979 and July 1, 1979 respectively. All other terms and conditions of said Lease shall remain in full force and effect.

Please sign in the space provided below and return the duplicate copy to me.


                                                Yours very truly,

                                                MADONNA ROAD PLAZA


                                                /s/ William H. Moll
                                                William H. Moll
                                                Attorney-In-Fact for
                                                Leonard K. Firestone

The Foregoing Lease Amendment
is approved:

           NORTHERN CALIFORNIA SAVINGS AND LOAN

By: /s/ Michael E. Klingler
   --------------------------------------------------------
     Michael E. Klingler, Assistant Secretary and Counsel

WHM:vr

                                   NORTHERN
                              CALIFORNIA SAVINGS
                             AND LOAN ASSOCIATION
                                 June 1, 1978






Mr. William H. Moll
Manager
Madonna Road Plaza
221 Madonna Road
San Luis Obispo, CA  93401

         Re:  Letter Amendment to Lease

Dear Bill:

         This letter will serve to amend the Lease between Leonard K. Firestone, Lessor and Northern California Savings and Loan Association, Lessee, dated January 16, 1978 covering a pad in the Madonna Road Plaza Shopping Center, San Luis Obispo, California.

         The parties agree that the dates of June 1, 1978 and July 1, 1978 contained in Section 8 on page 5 of the Lease shall be changed to read January 1, 1979 and February 1, 1979 respectively. All other terms and conditions of said Lease shall remain in full force and effect.

         You should have already received the Association's check in the amount of $4,000.00 to cover the payments called for under Paragraph 3-a of the Lease for the months of March through June, 1978.

                                              Very truly yours,

                                              /s/ Michael E. Klingler

                                              Michael E. Klingler
                                              Assistant Secretary and Counsel

MEK/Joy
Enclosure

THE FOREGOING LEASE AMENDMENT IS APPROVED:
           Leonard K. Firestone

By: /s/ William H. Moll
   -----------------------------------
   William H. Moll
   Attorney-in-Fact

                                   L E A S E

   This Lease, made and entered into this 16th day of January, 1978, by and between LEONARD K. FIRESTONE, hereinafter referred to as "LESSOR", and NORTHERN CALIFORNIA SAVINGS AND LOAN ASSOCIATION, a California corporation, hereinafter referred to as "LESSEE",

   WITNESSETH:

   1. LEASING. That Lessor, for and in consideration of the rents, covenants, conditions and agreements herein contained on the part of the Lessee to be paid, kept and performed, has granted, demised and let, and by these presents does grant, demise and let unto Lessee, and said Lessee does hereby lease and accept from Lessor the ground only of certain property, located at the corner of Madonna Road and Calle Joaquin, in the Madonna Road Plaza Shopping Center, San Luis Obispo, California, and more fully described in Exhibit "B" attached hereto and incorporated herein, for a period of thirty years beginning on the commencement date. The commencement date (beginning date of the thirty (30) year lease term) shall be the first day of the month following the day all conditions set forth in Section 7 of this Lease have been satisfied, provided, however, that in no event shall the commencement be later than July 1, 1979.

   2. RENTAL. Lessee covenants and agrees to pay Lessor as rental for the demised premises the sum of Twenty-five Thousand Dollars ($25,000.00) per year for years one, two, three, four and five; the sum of Thirty Thousand Dollars, ($30,000.00) per year for years six, seven, eight, nine and ten; the sum of Thirty-five Thousand Dollars ($35,000.00) per year for years eleven, twelve, thirteen, fourteen and fifteen; the sum of Forty Thousand Dollars, ($40,000.00) per year for years sixteen, seventeen, eighteen, nineteen and twenty; the sum of Forty-five Thousand Dollars ($45,000.00) per year for years twenty-one, twenty-two, twenty-three, twenty-four and twenty-five; the sum of Fifty Thousand Dollars, ($50,000.00) per year for years twenty-six, twenty-seven, twenty-eight, twenty-nine and thirty. Rent shall be paid in lawful money of the United States of America to Lessor at such address as he may designate, without offset of diminution for any reason whatsoever.

This rental is an annual rental, but it shall be divided into twelve (12) equal installments and paid monthly, in advance, throughout each year of the term of this Lease.

   3.  PAYMENTS BY LESSEE PRIOR TO COMMENCEMENT:

   a) As consideration for Lessor entering into this Lease, Lessee agrees to pay to Lessor $1,000.00 per month commencing on the first day of
February    , 1978. Said payments shall continue until the Lease
commences. If the Lease commences on a day other than the first day of a calendar month, then the payment for the fractional month shall be computed on a daily basis (at $33.33 per day) from the first day of the month to the day the Lease commences.

   b) In the event the conditions to commencement of the Lease are not satisfied, all pre-commencement payments described herein shall promptly be returned to Lessee by Lessor.

   4. SHOPPING CENTER. The demised premises, together with and including other property owned by Lessor, comprise a shopping center development known as MADONNA ROAD PLAZA, referred to hereinafter throughout this lease as the "Shopping Center" and are now devoted to or are being developed for the purpose of a shopping center. A general site plan of the Shopping Center, showing, among other things, the principal improvements which comprise said Shopping Center, is attached hereto as Exhibit A and made a part hereof, Lessee acknowledges that the site plan shown on Exhibit A is tentative and that Lessor may change the shape, size, location, number and extent of the improvements shown thereon and eliminate or add any improvements to any portion of the Shopping Center, provided Lessor shall not change the size or location of the demised premises. Lessor reserves the absolute right to effect such other tenancies in the Shopping Center as Lessor in the exercise of this sole business judgment shall determine to best promote the interest of the Shopping Center.

   4A. COMMON AREAS. The Shopping Center plot plan attached hereto as Exhibit "A" outlines parking and other "Common Areas" which have been designated and improved for common use by and for the benefit of all the tenants leasing space in the Shopping Center. Such Common Areas include parking areas, access and perimeter roads, service corridors, landscaped areas, sidewalks, loading areas, etc.. All common areas are and shall be subject to the exclusive control and management of the Lessor, and Lessor's nominees and assigns shall have the right to establish, modify, amend and enforce reasonable rules and regulations with respect to the common areas.

   It is agreed by and between Lessor and Lessee that Lessee will develop and maintain sufficient parking, landscaping and other common areas within Lessee's demised premises to accommodate all of the Lessee's employees, customers, officers, etc. However, it is agreed between Lessor and Lessee that the parking and common areas of the demised premises and of the entire Shopping Center are subject to the non-exclusive use of any and all customers of the entire Shopping Center. Lessee covenants and agrees that employees and officers will park their automobiles in designated areas within Lessee's demised premises. Lessor will use Lessor's best efforts to prevent employees of other Shopping Center tenants from parking their automobiles in Lessee's demised premises.

   Lessor shall have the right to establish, modify, amend and enforce reasonable rules and regulations with respect to the common areas in the Shopping Center and in the demised premises. Lessee agrees to abide by and conform with such rules and regulations; to cause its concessionaires, and its and their employees and agents, so to abide and conform; and to use its best efforts to cause its customers, invitees and licensees to so abide and conform. In no event shall Lessee have the right to sell or solicit in any manner in any of the common areas.

   Lessee shall be responsible for the cost of maintaining and operating the common areas within its demised premises and Lessor shall be responsible of the remainder of the common areas in the Shopping Center. Lessee shall pay no part of taxes, insurance, maintenance or other costs associated with the common areas of the Shopping Center not included within this Lease.

   5. USE. It is understood and agreed by and between the parties hereto, that Lessor is leasing to Lessee the ground only, and that Lessee shall use the premises for the operation of a savings and loan business similar to Lessee's other operations in California and for no other use or purpose whatsoever without first securing the written approval of the Lessor which consent shall not be unreasonably withheld.

   6. IMPROVEMENTS AND PERMITS. As quickly as reasonably possible, Lessee shall prepare plans and specifications for a "Savings and Loan Building" one story in height and containing not less than 6000 square feet and not more than 8000 square feet in floor area. Said building shall be similar in design to Lessee's other buildings. Lessor shall have the right to approve the exterior design of the building. Plans shall show all site work, landscaping, parking area, signs, etc.

     Lessee shall be responsible for all work and costs incurred in connection with all phases of planning, construction, site work, street improvements, demolition, landscaping, permits, survey, title reports, etc. Lessor shall not be required to pay any portion of the cost. Lessee agrees to complete plans and specifications, secure permits and complete the construction of the improvements and development of the leased premises as quickly as reasonably possible. All such construction and development work shall be at the sole cost and expense of Lessee and be of good quality, consistent with the then existing standards of practice in the City of San Luis Obispo for developments of a comparable nature. All buildings and/or improvements erected on the demised premises shall be and become the property of Lessor, upon the expiration or sooner termination of this lease.

     Notwithstanding the provisions of this Section 6, Lessor agrees that in the event the City of San Luis Obispo (as a condition to granting Lessee permit) requires certain improvements in parts of the Shopping Center (other than the demised premises) Lessor will pay the cost of such improvements, up to, but not in excess of five thousand dollars ($5,000.00).

     7. CONDITIONS TO COMMENCEMENT OF THE LEASE. The commencement date of the thirty (30) year term of the lease and payment of rental shall begin on the first day of the month following the date the following conditions have been completed:

     1. Lessee has received all final permits and approvals for Lessee's proposed improvements from State, County, City and other governmental or regulatory agencies and from private groups and individuals.

     2. Lessee has approved costs for offsite and other improvements, repairs and changes to the Shopping Center required as a result of Lessee's proposed construction.

     3. Lessor has received written approval from the other Tenants in the Shopping Center to the location of Lessee's building on the demised premises.

     As soon as the commencement date has been determined, Tenant shall give Landlord written notice of same. Landlord and Tenant shall thereupon sign a memorandum setting forth the actual commencement date of the term of this Lease and certifying that this Lease is in full force and effect.

     Lessee and Lessor agree that each shall use its best efforts to satisfy the said conditions to commencement of the Lease.

     8. CANCELLATION OF THE LEASE. Lessee shall have until January 1, 1979, with the option of extending such period for an additional six (6) months, to satisfy the conditions set forth in Section 7 of this Lease. In the event said conditions are not satisfied within such period, all of Lessee's rights to lease the premises from Lessor shall immediately cease. At Lessor's request, Lessee shall execute a Quitclaim Deed or other document sufficient to verify the cessation of Lessee's interest in the premises.

     In the event Lessor has failed to secure all necessary approvals to this Lease Agreement from other Shopping Center Tenants by June 1, 1979, Lessor may, at its option, cancel this lease by notice in writing delivered to Lessee on or before July 1, 1979. In the event of lease termination pursuant to this Section 8, all advance rentals paid to Lessor by Lessee shall be returned to Lessee.

     9. INTENTION OF THE PARTIES. Nothing in this lease shall cause Lessor in any way to be construed as a partner, a joint venturer, or associated in any way with the Lessee in the operation of said premises, or subject Lessor to any obligation, loss, charge, or expense connected with or arising from the operation or use of said premises or any part thereof. It is understood and agreed that this lease shall be a net-net lease with respect to Lessor, and that all taxes, assessments, insurance, utilities and other operating costs and all repairs, remodeling, renovations, alterations and improvements, and all other costs, charges and expenses of any kind whatsoever respecting the leased premises accruing after the date of this lease shall be borne by Lessee and not by Lessor, so that the rental return to Lessor shall not be reduced, offset, or diminished directly or indirectly by any cost or charge, nor subject to suspension or termination for any cause, except as otherwise expressly provided in Paragraph 20 herein. It is further agreed that upon the expiration or other termination of this lease, Lessee shall peacefully surrender to Lessor the premises with the improvements in good repair and in satisfactory condition for the immediate continuation thereon of such businesses as were conducted thereon prior thereto.

     10. UTILITIES. Lessee shall pay for water, gas and heat, light, power, telephone service, and all other utility services supplied to said premises during the entire term of the within lease.

     11. REPAIRS AND MAINTENANCE. Lessee shall, at his sole cost, keep and maintain the demised premises, and every part thereof, now or hereafter constructed or located on the demised premises, in good and sanitary order, condition and repair, and agrees to surrender on the last day of the term of this lease or sooner termination of this lease unto Lessor all and singular said premises with improvements thereon in good condition.

     Lessee hereby waives all rights to make repairs at the expense of Lessor, as provided in Section 1942 of the California Civil Code, and all rights provided for by Section 1941 of the California Civil Code.

     Lessee hereby acknowledges that he has inspected the premises and improvements thereon and does hereby declare that he accepts the same in their present condition and state of repair, without any representations or warranties, express or implied, on the part of the Lessor, except as otherwise specifically provided herein or in the option attached to this lease.

     12. USE PROHIBITED BY FIRE INSURANCE POLICY. Lessee shall not use or permit said premises or any part thereof to be used for any purpose or purposes other than the purpose or purposes for which said premises are hereby leased; and no use shall be made or permitted to be made of said premises or acts done which will cause the cancellation of any insurance policy required under the terms of this lease. Lessee shall, at his sole cost, comply with any and all requirements pertaining to the use of said premises of any insurance organization or company necessary for maintenance of all insurance required under the terms of this lease.

     13. COMPLIANCE WITH LAW. Lessee shall, at his sole cost and expense, comply with all of the requirements of all municipal, state and federal, authorities now in force, or which may hereafter be in force, pertaining to the said premises, and shall faithfully observe in the use of the premises all municipal ordinances and state and federal statutes now in force or which may hereafter be in force. The judgment of any court of competent jurisdiction, or the admission of Lessee in any action or proceeding against Lessee, whether Lessor be a party thereto or not, that Lessee has violated any such ordinances or statutes in the use of the premises shall be conclusive of that fact as between Lessor and Lessee.

     14. WASTE. Neither Lessor nor Lessee shall commit, or suffer to be committed, any waste on said premises, or any nuisance or other act or thing which may disturb the quiet enjoyment of the other in the leased premises.

   15. TAXES. Lessee agrees to pay all taxes and assessments, general and special, and all other impositions, ordinary and extraordinary, of every kind and nature whatsoever, levied or assessed on the premises, or any part thereof, or on any buildings or improvements at any time situated thereon, or levied or assessed on the interest of Lessor in and/or under this lease, said obligation to begin as of the date of the commencement of the lease and continue for the term of this lease. All such taxes, assessments and other impositions shall be paid by Lessee in the name of Lessor before the same shall become delinquent. For purposes of this Section 15, "taxes" shall also include any tax assessed upon or measured by rents received by Lessor under or in connection with this lease.

   The preceeding paragraph shall not be deemed or construed so as to require Lessee to pay any personal income taxes, personal property taxes, estate or inheritance taxes or franchise taxes against Lessor, but not directly against said property, even though such taxes shall become a lien against the demised premises.

   Lessee shall have the right to contest the validity of any tax or special assessment payable by him, which he deems to have been illegally levied or assessed against the premises, and for that purpose shall have the right to institute such proceeding or proceedings in the name of Lessor as he may deem necessary; provided that expenses incurred by reason thereof shall be paid by Lessee, and provided further that all such proceedings may be carried on in the name of Lessor and Lessor shall receive notice and full information of all steps during said proceedings; provided further, that, upon the final determination of such contest, Lessee shall immediately pay and discharge any judgment rendered, together with all costs and charges incidental thereto, and shall cause the lien thereof to be released from the lease premises.

   Lessee agrees without demand or notice to deliver to Lessor from time to time satisfactory evidence of payment of all taxes, assessments and other impositions.

   16. MECHANICS LIENS. The Lessee agrees to keep the leased premises and any part thereof at all times free of mechanics liens and other liens for labor, services, supplies, equipment or material purchased or procured, directly or indirectly, by or for Lessee. Lessee, however, shall have the right to contest the validity or amount of any such lien as filed and upon the final determination of such contest, shall immediately pay and discharge any judgment rendered, together with all costs and charges incidental thereto, and shall cause the lien thereof to be released from the leased premises. Should the Lessee fail, within thirty (30) days after notice of the filing of any such lien, to discharge or cause the release of such liens or charges or to contest the same then the Lessor, at Lessor's option, may satisfy said liens by payment thereof, and in such event, the amount of such payment, together with interest thereon at the rate of eight per cent (8%) per year from the time the payment is so made until repayment thereof shall be payable by Lessee at the time the next installments of rental shall be due and payable.

   17. INSURANCE. The Lessee shall, at his sole cost, at all times during the term of this Lease keep the improvements to be constructed on real property herein demised insured against loss by fire and the perils covered by an extended coverage endorsement in an amount not less than that required by an eighty percent (80%) co-insurance policy covering all buildings now or hereafter located on the demised premises, exclusive of foundations and excavations, and shall keep the contents of said demised premises insured in an amount sufficient to satisfy said 80% co-insurance policy. The full insurable value of said building and contents shall be fixed and determined by audit-appraisal at least every five (5) years during the within term in order to qualify for 80% co-insurance.

   In the event any insurance provided for in this paragraph shall become payable on account of damage to or destruction of the improvements now or hereafter constructed on the demised premises, Lessee shall forthwith expend the full amount, or so much thereof as is required, to restore the premises to the condition in which they were prior to such damage or destruction, or with improvements of comparable value of any type then permitted under the then applicable zoning regulations. Any surplus remaining after completion of said work shall belong to Lessee. Any deficiency shall be the responsibility of Lessee. Lessor shall have no responsibility concerning said reconstruction work or the payment therefor, but shall be named as joint payee of any insurance proceeds solely for his security.

   Notwithstanding anything to the contrary contained in this Section 17, if during the last five years of the lease term or any extension or extensions thereof, any improvement erected on the land shall be damaged by fire or other casualty and if the cost of repairing or restoring the same shall exceed the insurance proceeds payable for such damage, then Lessee shall have the option, to be exercised within thirty (30) days after such event, (1) to repair or to restore the improvement, or (2) to terminate this Lease by written notice to Lessor.

   Such option to terminate shall be conditioned as follows:

      1) Lessee shall at its expense within ninety (90) days after the damage occurs, tear down and remove all parts of the building and other improvements then remaining and the debris resulting from such fire or other casualty and otherwise clean up and restore the land, as far as practicable, to its original condition; and

      2) Within ten (10) days after the completion of the clean-up and restoration, Lessee shall surrender to Lessor possession of the land, cleaned up and restored, and shall pay to Lessor any rent accruing to the date of such surrender; and

      3) Thereupon, but not before, said Lease shall terminate.

   18. INDEMNITY AND LIABILITY INSURANCE. This Lease is made upon the express condition that Lessor is to be free from all liability and claims for damages by reason of any injury to any person or persons, including Lessee, all property of any kind whatsoever and to whomsoever belonging, including Lessee, from any cause or causes whatsoever, except for negligence or wilful acts by Landlord or its agents or employees, while in, upon, about, or in any way connected with the said demised premises or the sidewalk adjacent thereto during the term of this Lease or any extension thereof or any occupancy hereunder, Lessee hereby covenanting and agreeing to indemnify and save harmless Lessor from all liability, loss, cost, and obligation on account of or arising out of any such injury or loss however occurring, including, but not by way of limitation, reasonable attorney's fees.

          Lessee further agrees to take out and keep in force during the life hereof at Lessee's expense, public liability insurance against any liability to the public incident to the use of or resulting from any accident occurring in or about said demised premises, the liability under such insurance to be not less than Two Hundred Thousand Dollars ($200,000.00) for any one person injured, or Five Hundred Thousand ($500,000.00) for any one accident, or One Hundred Thousand Dollars ($100,000.00) for property damage.

          There policies shall insure the contingent liability of Lessor and Lessor shall be named as co-insured in such policies.

          Respecting the insurance coverage required both by this paragraph and by paragraph 17 above, a certificate of insurance shall be placed with Lessor, and Lessee agrees to obtain a written obligation on the part of the insurance carriers to notify Lessor in writing at least thirty (30) days prior to any cancellation thereof, and Lessee further agrees that if Lessee does not keep such insurance in full force and effect, Lessor may take out the necessary insurance and pay the premium and the repayment thereof, with interest at the rate of eight percent (8%) per year, shall be deemed to be part of the rental and repaid at the time that the next installment of rent becomes due.

          19. WAIVER OF LIABILITY. Lessee, as a material part of the consideration to be rendered to Lessor, hereby waives all claims against Lessor for damages to goods, wares, merchandise, in, upon, or about said premises, and for injuries to Lessee, his agents or third parties in and about said premises from any cause arising at any time, other than due to fault of Lessor not otherwise absolved under the terms hereof.

          20.  EMINENT DOMAIN.

           A. If title to all of the lease premises is taken for any public or quasi-public use under any statute, or by right of eminent domain, or by private purchase in lieu of eminent domain, or if title to so much of the premises is so taken that the portion of the premises remaining will not be reasonably suited for Lessee's continued occupancy for the purpose of conducting the savings and loan business, then in either event, this Lease shall terminate on the date that possession or title is taken by the condemning authority, whichever first occurs.

           If any of the premises shall be so taken and the remaining part thereof is reasonably suitable for Lessee's continued occupancy for the purpose of conducting a savings and loan business, this Lease shall, as to the part so taken, terminate as of the date possession or title of such part is taken by the condemning authority, whichever first occurs, and the current rental shall be reduced in the same proportion that the square footage of the premises so taken bears to the original square footage of the premises.

           B. All condemnation awarded or paid upon a total or partial taking of the premises shall belong to the Lessor and Lessee as their respective interests appear; provided, however, and without limiting the generality of the foregoing, Lessee shall have a claim for the unamortized value over the term of this Lease, or the then current extension thereof if applicable, for all improvements constructed or otherwise installed on or about the premises by Lessee plus the value of its furniture, fixtures and equipment, and for moving or relocation expenses to the extent that any such items of damages are reflected or are included in the condemnation award, but Lessee shall in no event be entitled to any part of any award for land.

           C. In the event of a taking of a strip of land twenty-four (24) feet wide or less for the purpose of widening Madonna Road and/or Calle Joaquin, Lessee shall not be entitled to any award, reduction in rental or termination rights.

           D. Lessee's rights under this Section 19 are subordinate to the rights of the Lessor in that certain ground lease referred to in Section 21, (Title and Possession) of this lease.

          21. TITLE AND POSSESSION. Lessor covenants and warrants that Lessor has good leasehold title to the demised premises and has good and proper right to enter into this lease. Lessor covenants that there are no liens upon its estate other than (a) Ground lease dated December 19, 1966, (and later modified) by and between Valley Vista Land Corporation, as Lessor and San Luis Obispo Shopping Center as Lessee; Lessee's interest was later assigned to Leonard K. Firestone; a Trust Deed in favor of New York Life Insurance Company; Sub-leases with Shopping Center Tenants giving them certain rights to parking and common areas; and (b) the effect of covenants, conditions, restrictions, easements, rights and rights of way of record, if any; and (c) the effect of any zoning laws of the City and County of San Luis Obispo; and (d) general and special taxes not delinquent. The Lessor agrees that the Lessee upon paying the rent and performing the covenants and conditions of this Lease may quietly have, hold and enjoy the demised premises during the term hereof or any extension thereof.

          22. ASSIGNMENT AND SUBLEASE. Tenant shall not voluntarily or by operation of law assign, license, transfer, mortgage or otherwise encumber all or any part of Lessee's interest in this Lease or in the demised premises, and shall not sublet or license all or any part of the demised premises, without the prior written consent of Lessor in each instance, which consent shall not be unreasonably withheld, and any attempted assignment, transfer, mortgage, encumbrance or subletting without such consent shall be wholly void. No subletting or assignment, even with the consent of Lessor, shall relieve Lessee of its obligation to pay the rent and to perform all of the other obligations to be performed by Lessee hereunder. The acceptance of rent by Lessor from any other person shall not be deemed to be a waiver by Lessor of any provision of this Lease or to be a consent to any assignment, subletting or other transfer. Consent to one assignment, subletting or other transfer shall not be deemed to constitute consent to any subsequent assignment, subletting or other transfer. No name change, merger, or the sale or other transfer of a controlling percentage of the capital stock of Lessee, or the sale of 51% or more of the value of the assets of Lessee shall be deemed an assignment requiring the consent of Lessor.

          23. MERCHANTS ASSOCIATION. Upon commencement of this Lease, Lessee shall join and thereafter maintain, until the termination of this Lease, membership in a non-profit businessmen's association composed of a majority of the occupants of the Shopping Center. By-laws of the association shall be originally adopted by a majority vote of the members of the association and shall thereafter be subject to amendment as provided in said by-laws. Each member of the association and the Lessor shall have one (1) vote. Such membership shall include the obligation of Lessee to pay assessments, as determined by said association, to cover the expense of all advertising and other activities carried on by such association for the mutual benefit of its members. In no event shall Lessee's contribution in any calendar year be more than Five Hundred Dollars ($500.00).

          24. RENEWAL. Lessee shall have the right to renew or extend the within Lease for a period of ten (10) years following the expiration of the original term hereof, at a rental of Fifty-five Thousand Dollars ($55,000.00) per year for the first five (5) years, and a rental of Sixty Thousand Dollars ($60,000.00) for the second five (5) years, and otherwise under the same terms and conditions as for the original term as set out herein, except for this option. In the event Lessee exercises this option to renew or extend, written notice thereof shall be given Lessor at least twelve (12) months prior to the commencement of such renewal or extension period.

          25. RENEWAL. Lessee shall have the right to renew or extend the within lease for a period of ten (10) years following the expiration of the term provided for in Section 24 hereof, at a rental of Sixty-five Thousand Dollars ($65,000.00) per year for the first five (5) years, and a rental of Seventy Thousand Dollars ($70,000.00) per year for the last five (5) years, and otherwise under the same terms and conditions as for the original term as set out herein, except for this option. In the event Lessee exercises this option to renew or extend, written notice thereof shall be given Lessor at least twelve
(12) months prior to the commencement of such renewal or extension period.

          26.  DEFAULTS BY LESSEE AND LESSOR'S REMEDIES.

          A. The occurrence of any one or more of the following events shall constitute a material default and breach of this lease by Lessee:

          (i) Any failure by Lessee to pay the rental or make any other payment required to be made by Lessee hereunder (where such failure continued for 10 days after written notice thereof by Lessor to Lessee.)

         (ii)  The abandonment or vacation of the premises by Lessee.

        (iii) A failure by Lessee to observe and perform any other provisions of this lease to be observed or performed by Lessee, where such failure continues for 30 days after written notice thereof by Lessor to Lessee; provided, however, that if the nature of such default is such that the same cannot reasonably be cured within such 30-day period, Lessee shall not be deemed to be in default if Lessee shall within such period commence such cure and thereafter deligently prosecute the same to completion.

         (iv) The making by Lessee of any general assignment for the benefit of creditors; the filing by or against Lessee of a petition to have Lessee adjudged a bankrupt or of a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Lessee, the same is dismissed within sixty (60) days); the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located at the premises or of Lessee's interest in this Lease, where possession is not restored to Lessee within thirty (30) days;

or the attachment, execution to other judicial seizure of substantially all of Lessee's assets located at the premises or of Lessee's interest in this lease, where such seizure is not discharged within thirty (30) days.

          B. In the event of any such default by Lessee, then in addition to any other remedies available to Lessor at law or in equity, Lessor shall have the immediate option to terminate this lease and all rights of Lessee hereunder by giving written notice of such intention to terminate. In the event that Lessor shall elect to so terminate this lease then Lessor may recover from Lessee.

          (i) the worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus

         (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss Lessee proves could have been reasonably avoided; plus

        (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Lessee proves could be reasonably avoided; plus

         (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by Lessee's failure to perform his obligations under this lease or which in the ordinary course of things would be likely to result therefrom and

          (v) at Lessor's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable California law.

          The term "rent" as used herein shall be deemed to be and to mean the annual rental and all other sums required to be paid by Lessee pursuant to the terms of this lease. All such sums, other than the annual rental, shall be computed on the basis of the average monthly amount thereof accruing during the immediately preceding 60 months period prior to default, except that if it becomes necessary to compute such rental before such a 60-month period has occurred, then on the basis of the average monthly amount accruing during such shorter period.

          As used in subparagraphs (i) and (ii) above, the "worth at the time of award" is computed by allowing interest at the rate of ten percent (10%) per annum.

As used in subparagraph (iii) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

          C. In the event of any such default by Lessee, Lessor shall also have the right, with or without terminating this lease, to re-enter the premises and remove all persons and property from the premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Lessee.

          D. In the event of the vacation or abandonment of the premises by Lessee or in the event that Lessor shall elect to re-enter as provided in paragraph C above or shall take possession of the premises pursuant to legal proceeding or pursuant to any notice provided by law, then if Lessor does not elect to terminate this lease as provided in paragraph B above, then Lessor may, from time to time, without terminating this lease, either recover all rental as it becomes due or relet the premises or any part thereof for such term or terms and at such rental or rentals and upon such other terms and conditions as Lessor in its sole discretion may deem advisable with the right to make alterations and repairs to the premises.

          In the event that Lessor shall elect to so relet, then rentals received by Lessor from such reletting shall be applied: first, to the payment of any indebtedness other than rent due hereunder from Lessee to Lessor; second, to the payment of any cost of such reletting; third, to the payment of the cost of any alterations and repairs to the premises; fourth, to the payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Lessor and applied in payment of future rent as the same may become due and payable hereunder. Should that portion of such rentals received from such re-letting during any month, which is applied by the payment of rent hereunder, be less than the rent payable during that month by Lessee hereunder, then Lessee shall pay such deficiency to Lessor. Such deficiency shall be calculated and paid monthly. Lessee shall also pay to Lessor, as soon as ascertained, any costs and expenses incurred by Lessor in such reletting or in making such alterations and repairs not covered by the rentals received from such reletting.

          E. No re-entry or taking possession of the premises by Lessor pursuant to subparagraphs C or D of this paragraph 26 shall be construed as an election to terminate this lease unless a written notice of such intention be given to Lessee or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any reletting without termination by Lessor because of any default by Lessee, Lessor may at any time after such reletting elect to terminate this lease for any such default.

     27. DEFAULTS BY LESSOR. In the event Lessor shall neglect or fail to perform or observe any of the covenants, provisions or conditions contained in this lease on its part to be performed or observed within thirty (30) days after written notice of default (or if more than thirty (30) days shall be required because of the nature of the default, if Lessor shall fail to proceed diligently to cure such default after notice), then in that event Lessor shall be responsible to Lessee for any and all damages sustained by Lessee as a result of Lessor's breach; further, Lessee shall have the right to cure any such default at Lessor's expense including in such expenditure all costs and attorneys' fees incurred to cure such default or breach of lease. Lessee shall have no right to terminate this lease except as herein otherwise specifically provided.

     28. ABANDONMENT. Lessee shall not vacate or abandon the premises at any time during the within term; and if Lessee shall abandon, vacate or surrender said premises, or be dispossessed by process of law, or otherwise, any personal property belonging to Lessee and left on the premises shall be deemed abandoned, at the option of the Lessor.

     29. NOTICE OF NON-RESPONSIBILITY. Upon the commencement of any work or alteration or repair in excess of Twenty-five Hundred Dollars, ($2,500.00) in and about said leased premises at any time, Lessee agrees immediately to notify Lessor thereof in writing, and Lessor shall be permitted to post on and affix to said premises "Notice of Non-Responsibility" as provided in the California Code of Civil Procedure, Section 1183.1.

     30. ENTRY BY LESSOR. Lessee shall permit Lessor or his agents to enter into and upon said premises at all reasonable times for the purpose of inspecting same, or for the purpose of displaying the premises to any prospective purchaser, or for any other lawful purpose contemplated by the provisions of this lease.

     31. WAIVER. A waiver by Lessor of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained. Acceptance of a rent payment or of a series of rent payments on a date later than that called for herein shall not be a waiver of the right to receive future rent payments promptly on the due date thereof. Acceptance of a rent payment shall not be a waiver of any then existing default.

     32. TERMINATION AND QUITCLAIM. Upon the termination of this lease, whether by the expiration of the term thereof or for any other reason as provided in this lease, then the title to said demised premises shall revert to the Lessor, and the Lessee shall, upon demand, execute and deliver a Quitclaim Deed in favor of the Lessor, quitclaiming and releasing all his right, title and interest in and to the said demised premises.

     33. LESSEE'S RECEIVERSHIP. Either (a) the appointment of a receiver to take possession of all or substantially all of the assets of Lessee, or
(b) a general assignment by Lessee for the benefit of creditors, or (c) any action taken or suffered by Lessee under any insolvency or bankruptcy act shall, in any such appointment, assignment or action continuous for a period of thirty (30) days, constitute a breach of this lease by Lessee.

     34. COSTS AND ATTORNEY'S FEES. In case any litigation is commenced by or against the parties herein, or any party herein is made a party to any litigation involving this lease or the demised premises, the losing party shall pay to the prevailing party all costs and attorney's fees and other expenses incurred in enforcing agreements and provisions of this lease.

     35. NOTICES. Whenever under this lease a provision is made for any demand, notice or declaration of any kind where it is deemed desirable or necessary by either party to give or serve any such notice, demand or declaration to the other, it shall be in writing and either served personally or sent by registered mail or certified mail, return receipt requested, with postage prepaid, addressed as follows:

     To Lessor: 221 Madonna Road     To Lessee: 300 Hamilton Avenue
                -------------------             -------------------
     San Luis Obispo, Ca. 93401      Palo Alto, Ca. 94301
     ------------------------------  ------------------------------

and either party may by like notice at any time and from time to time designate a different address to which notices shall be sent. Such notices, demands or declarations shall be deemed sufficiently served or given for all purposes hereunder at the time they shall be mailed by United States mail, as aforesaid.

     36. SUBORDINATION ATTORNMENT. Upon request of the Lessor, and any mortgageee or beneficiary of Lessor, Lessee will in writing subordinate its rights hereunder to the lien of any first mortgage or first deed of trust to any bank, insurance company or other lending institution, now or hereafter in force against the land and building of which the demised premises are a part, and to all advances made or hereafter to be made upon the security thereof. Any mortgagee of any First Mortgage or beneficiary of any First Deed of Trust at any time existing or encumbering the estate of Lessor may at its option subordinate its Mortgage of Deed of Trust to this lease.

     In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or deed of trust made by the Lessor covering the demised premises, the Lessee shall attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as the Lessor under this lease.

     The provisions of this Article to the contrary notwithstanding, and so long as Lessee is not in default hereunder, this lease shall remain in full force and effect for the full term hereof.

     37. GENERAL COVENANTS. No remedy or election given by any provision in this lease shall be deemed exclusive unless so indicated, but it shall wherever possible be cumulative with all other remedies in law or equity as otherwise herein specifically provided. The terms and agreements as contained in this lease shall apply to, run in favor of and shall be binding upon and inure to the benefit of the parties hereto, and also their respective, heirs, executors, administrators, personal representatives and assigns and successors in interest, subject at all times nevertheless to the provisions of Article 22 of this lease relating to restrictions upon assignments or subletting this lease or the demised premises. This lease shall be construed in accordance with the laws of the State of California. The invalidity of any portion of this lease shall not prevent the remainder from being carried into effect. Whenever the context of any provision shall require it, the singular number shall be held to include the plural number, and vice versa, and the use of any gender shall include any other or all genders. Time is of the essence of this lease. The paragraph and section headings in this lease contained are for convenience only, and do not constitute a part of the provisions hereof. This lease constitutes the whole agreement between the parties. There are no terms, obligations, covenants or conditions other than contained herein. No oral modification of, or amendment to, this Lease shall be effective, but this Lease may be modified or amended by written agreement signed by the Lessee and by the Lessor. This lease binds, applies to and inures to the benefit of, as the case may require, the respective heirs, executors, administrators, successors and assigns of Lessor and the Lessee.

   38. RECORDING. This Agreement, or any memorandum thereof, may be recorded by either party on or after the date it is executed by both parties.

   IN WITNESS WHEREOF, the parties have executed this Lease as of the day and year hereinabove first set forth.

                                      LESSOR:

                                      LEONARD K. FIRESTONE

                                      By:
                                         ------------------------------------
                                         William H. Moll
                                         Attorney-In-Fact

                                      LESSEE:

                                      NORTHERN CALIFORNIA SAVINGS
                                      AND LOAN ASSOCIATION

                                      By: /s/ J. Lance Erikson
                                         ------------------------------------
                                         J. Lance Erikson
                                         Secretary

                                      By: /s/ Michael E. Klingler
                                         ------------------------------------
                                         Michael E. Klingler
                                         Assistant Secretary

                                  [MAP]


Madonna Road Plan. Site plan of the Shopping Center. This site plan outlines parking and other "Common Areas" including access and perimeter roads, service corridors, landscaped areas, sidewalks and loading areas.

                              EXHIBIT "B"

                   DESCRIPTION OF DEMISED PREMISES

A parcel of land in Madonna Road Plaza Shopping Center, San Luis Obispo, California, located at the corner of Madonna Road and Calle Joaquin, having frontages of approximately 201 feet on Madonna Road and approximately 201 feet on Calle Joaquin, with an area of approximately one (1) acre. Said parcel is a part of the land legally described on Exhibit "B", page 2 hereof and further described and outlined in red on Exhibit "B" page 3 and Exhibit "B" page 4 also attached hereto and made parts of this lease.





                    EXHIBIT "B" Page 1 of 4

     A parcel of land being a portion of Lots C, E, F, G, and H of RR resubdivision of lots 58, 61, 62, 63, 64, and 65 of J. T. Strattons survey of the Ranchos Canada de Las Osos and La Laguna, San Luis Obispo County, State of California, as said Lots are shown on map filed for record in Book A page 161 of Maps in the office of the San Luis Obispo County recorded, being more particularly described as follows:

     Commencing at a point on the South right of way line of Madonna Road distance South 39 degrees 46 minutes 29 seconds East, 30.00 feet from Enginers Station 35+00.00 of Madonna Road as per State Highway Map of V-SLO-2-SLO recorded in Book 2 at Page 617 of State Highway Maps in the office of the San
Luis Obispo County Recorder thence along the South right of way line    Of
Madonna Road through the following courses South 39 degrees 46 minutes 29 seconds East, 10.00 feet; thence North 50 degrees 13 minutes 31 seconds East
250.00 feet, thence North 55 degrees 25 minutes 11 seconds East, 106.70 feet to the true point of beginning thence continuing along said South right of way line, North 55 degrees 25 minutes 11 seconds East 169.43 feet to a point on the West right of way line of the freeway on-ramp; thence along the West right of way line of freeway on-ramp through the following courses: South 69 degrees 41 minutes 57 seconds East, 71.62 feet; thence South 41 degrees 03 minutes 04 seconds East, 449.65 feet thence on a curve to the right from a tangent which bears South 39 degrees 51 minutes 08 seconds East, having a radius of 752.00 feet through a central angle of 31 degrees 15 minutes 38 seconds for an arc length of 410.29 feet; thence South 8 degrees 35 minutes
30 seconds East, 179.61 feet to a point which is 106.47 feet left of Engineers Station 737+13.47 SLO as shown on said State Highway map; thence along the West right of way line of said freeway on a curve to the right from a tangent which bears South 7 degrees 27 minutes 13 seconds East, having a radius of 2400.00 feet through a central angle of 21 degrees 39 minutes and 35 seconds for an arc length of 907.28 feet to a point on a line which is parallel to and 53.00 feet distance measured at right angles to the North-east line of that parcel of land described in deed recorded in Book 560 at page 45 of Official Records of said County Recorder; thence leaving said West right of way line and running along said parallel line, North 46 degrees 04 minutes 00 seconds West 1716.38 feet; thence on a curve to the right tangent to the last mentioned course having a radius of 20.00 feet, through a central angle of 96 degrees 14 minutes 16 seconds, for a distance of 33.59 feet to a point;
thence North 50 degrees 10 minutes 16 seconds East, 772.24 feet to the true point of begging and containing 28.149 acres.


                    EXHIBIT "B" Page 2 of 4

                           [MAP]


3of4 Map of Lots C, E, F, G and H located at the corner of Madonna Rd. and Calle Joaquin.

                    EXHIBIT "B" Page 3 of 4

                           [MAP]


EXHIBIT B - 4of4 Leased Premises situated on corner of Calle Joaquin and Madonna Rd. next to the Texaco Station.


                    EXHIBIT "B" Page 4 of 4

                                     EXHIBIT D
                       DEFINITION OF FAIR MARKET RENTAL RATE

For the purposes of the Lease, the term "Fair Market Rental Rate" shall mean the monthly amount per rentable square foot that landlords have accepted in current transactions between non-affiliated parties from new, non-expansion, non-renewal and non-equity tenants of comparable credit-worthiness, for comparable space, a comparable use for a comparable period of time ("Comparable Transactions") in comparable buildings with comparable vacancy factors. In any determination of Comparable Transactions appropriate consideration shall be given to the annual rental rates per rentable square foot, the standard of measurement by which the rentable square footage is measured, the ratio of rentable square feet to usable square feet, the type of escalation clause (e.g., whether increases in additional rent are determined on a net or gross basis, and if gross, whether such increases are determined according to a base year or a base dollar amount expense stop), the extent of Tenant's liability under the Lease, abatement provisions reflecting free rent and/or no rent during the period of construction or any other period during the lease term, brokerage commissions, if any, which would be payable by Landlord in similar transactions, length of the lease term, size and location of premises being leased, building standard work letter and/or tenant improvement allowances, if any, and other generally applicable conditions of tenancy for such Comparable Transactions.

Landlord shall determine the Fair Market Rental Rate by using its good faith judgment. Landlord shall provide written notice of such amount within thirty
(30) days (but in no event later that sixty (60) days) after Tenant provides the notice to Landlord exercising Tenant's option rights which require a calculation of the Fair Market Rental Rate. Tenant shall have fifteen (15) days ("Tenant's Review Period") after receipt of Landlord's notice of the new rental within which to accept such rental. In the event Tenant fails to accept in writing such rental proposed by Landlord then such proposal shall be deemed rejected, and Landlord and Tenant shall attempt to agree upon such Fair Market Rental Rate, using their best good faith efforts. If Landlord and Tenant fail to reach agreement within fifteen (15) days following Tenant's Review Period ("Outside Agreement Date"), then each party shall place in a separate sealed envelope their final proposal as to Fair Market Rental Rate and such determination shall be submitted to arbitration in accordance with subsections (a) through (e) below.

In the event that Landlord fails to timely generate the initial written notice of Landlord's opinion of the Fair Market Rental Rate which triggers the negotiation period of this Addendum Provision, then Tenant may commence such negotiations by providing the initial notice, in which event Landlord shall have fifteen (15) days ("Landlord's Review Period") after receipt of Tenant's notice of the new rental within which to accept such rental. In the event Landlord fails to accept in writing such rental proposed by Tenant, then such proposal shall be deemed rejected, and Landlord and Tenant shall attempt in good faith to agree upon such Fair Market Rental Rate, using their best good faith efforts. If Landlord and Tenant fail to reach agreement within fifteen (15) days following Landlord's Review Period (which shall be, in such event, the "Outside Agreement Date" in lieu of the above definition of such date), then each party shall place in a separate sealed envelope their final proposal as to Fair Market Rental Rate and such determination shall be submitted to arbitration in accordance with subsections (a) through
(e) below.

a. Landlord and Tenant shall meet with each other within five (5) business days of the Outside Agreement Date and exchange the sealed envelopes and then open such envelopes in each other's presence, If Landlord and Tenant do not mutually agree upon the Fair Market Rental Rate within one (1) business day of the exchange and opening of envelopes, then, within ten (10 business days of the exchange and opening of envelopes Landlord and Tenant shall agree upon and jointly appoint a single arbitrator who shall agree by profession be a real estate lawyer or broker who shall have been active over the five (5) year period ending on the date of such appointment in the leasing of commercial high-rise properties in the vicinity of the Building. Neither Landlord nor Tenant shall consult with such broker or lawyer as to his or her opinion as to Fair Market Rental Rate prior to the appointment. The determination of the arbitrator shall be limited solely to the issue of whether Landlord's or Tenant's submitted Fair Market Rental Rate for the Premises is the closest to the actual Fair Market Rental Rate for the Premises as determined by the arbitrator, taking into account the requirements of this Addendum Provision. Such arbitrator may hold such hearings and require such briefs as the arbitrator, in his or her sole discretion, determines is necessary. In addition, Landlord or Tenant may submit to the arbitrator with a copy to the other party within five (5) business days after the appointment of the arbitrator any market data and additional information that such party deems relevant to the determination of Fair Market Rental Rate ("FMRR Data") and the other party may submit a reply in writing within five (5) business days after receipt of such FMRR Data.

b. The arbitrator shall, within thirty (30) days of his or her appointment, reach a decision as to whether the parties shall use Landlord's or Tenant's submitted Fair Market Rental Rate, and shall notify Landlord and Tenant of such determination.

c. The decision of the arbitrator shall be binding upon Landlord and Tenant, except as provided below.

d. If Landlord and Tenant fail to agree upon and appoint an arbitrator, then the appointment of the arbitrator shall be made by the Presiding Judge of the San Luis Obispo Superior Court, or, if he or she refuses to act, by any judge having jurisdiction over the parties.

e. The cost of arbitration shall be paid by Landlord and Tenant equally.

    In the event that Tenant objects to the Fair Market Rental
    Rate as determined by the arbitration provision specified above, Tenant may elect to terminate the Lease upon twelve (12) months' written notice sent to Landlord at any time within ninety (90) days following the establishment of the Fair Market Rental Rate as determined by such arbitration. In the event Tenant elects to terminate the Lease, Tenant shall reimburse Landlord for its reasonable attorneys' fees and reasonable costs associated with such arbitration. In the event that the above-referenced twelve (12) month period overlaps beyond the expiration of the Lease Term or any extension thereof, Tenant shall pay rental to Landlord during the period of such overlap at the Fair Market Rental Rate determined pursuant to such arbitration.

                                   CONSENT TO LEASE

     The undersigned, as Master Ground Lessor, under that certain Lease dated as of the 16th day of January, 1978, by and between Great Western Bank, a federal savings bank, successor in interest to Northern California Savings and Loan Association, a California corporation ("Lessee") and MRP Institution Associates, successor in interest to Leonard K. Firestone ("Lessor") hereby consents to the Lease by and between Great Western Bank and Heritage Oaks Bank, a California corporation, as further described in the accompanying Lease document dated as of June 26, 1997.

Approved:

Master Ground Lessor
MRP Institution Associates

By: Urban Retail Properties Co. Agent

By /s/ LaBonney P. Taylor
  -------------------------------------
  LaBonney P. Taylor

Its  Authorized Signatory
   ------------------------------------

Date August 7, 1997
     ----------------------------------